UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

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SMF ENERGY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SMF ENERGY CORPORATION
200 West Cypress Creek Road, Suite 400
Fort Lauderdale, Florida  33309

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on December 4, 2009

To the Stockholders of SMF Energy Corporation:

NOTICE IS HEREBY GIVEN that an annual meeting of stockholders of SMF Energy Corporation (the “Company”) will be held at the Company’s Corporate Office located at 200 West Cypress Creek Rd., Suite 400, Fort Lauderdale, Florida, on December 4, 2009, beginning at 1:00 p.m. local time.  At the meeting, stockholders will act on the following matters:

•	To elect seven (7) directors to the Company’s Board of Directors to serve until the next annual meeting of stockholders or until their successors are elected;

•	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the current fiscal year;

•	To approve the proposed SMF Energy Corporation 2009 Equity Incentive Plan, which authorizes the issuance of 1,300,000 shares of common stock; and

•	Any other matters that may properly come before the meeting.

Only stockholders of record at the close of business on October 26, 2009 are entitled to receive notice of and to vote at the annual meeting or any postponement or adjournment thereof.

Your vote is important.  Whether you plan to attend the meeting or not, we urge you to vote your shares by marking, signing, dating and mailing the enclosed proxy card in the envelope provided, or to vote by telephone or Internet.  Telephone and Internet voting information is provided on the proxy card.  If you hold your shares through your brokerage account or in “street name,” telephone or Internet voting may be available to you.  Check your proxy card for information.  If you attend the meeting and prefer to vote in person, you may do so even if you have already voted your shares.  You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the meeting.

By Order of the Board of Directors

LOUISE P. LUNGARO
Secretary
October 28, 2009
Fort Lauderdale, Florida

SMF ENERGY CORPORATION
200 West Cypress Creek Road, Suite 400
Fort Lauderdale, Florida  33309

___________________________________

PROXY STATEMENT
___________________________________

This proxy statement contains information related to the annual meeting of stockholders to be held on December 4, 2009 at 1:00 p.m. local time, at the Corporate Office of SMF Energy Corporation (the “Company”) located at 200 West Cypress Creek Rd., Suite 400, Fort Lauderdale, Florida, or at such other time and place to which the annual meeting may be adjourned or postponed.  You may obtain directions to the meeting by contacting us at (954) 308-4175.  The enclosed proxy is solicited on behalf of the Board of Directors of the Company.  The proxy materials relating to the annual meeting are being mailed on or about November 4, 2009 to stockholders entitled to vote at the meeting.

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be Held on December 4, 2009.

The Company’s Notice and Proxy Statement are available at http://www.mobilefueling.com/proxystatements.htm

The Company’s Annual Report to Stockholders for the year ended June 30, 2009 is available at http://www.mobilefueling.com/annualreports.htm

ABOUT THE MEETING

Why are we calling this annual meeting?

We are calling the annual meeting to seek the approval of our stockholders to:

•	Elect seven (7) directors to the Company’s Board of Directors to serve until the next annual meeting of stockholders or until their successors are elected;

•	Ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the current fiscal year;

•	Approve the proposed SMF Energy Corporation 2009 Equity Incentive Plan, which authorizes the issuance of 1,300,000 shares of common stock; and

•	Approve any other matters that may properly come before the meeting.

What are the Board of Directors’ recommendations?

Our Board of Directors believes that (i) the election of the nominated directors, (ii) the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year and (iii) the approval of the SMF Energy Corporation 2009 Equity Incentive Plan are advisable and in the best interests of the Company and its stockholders and recommends that you vote FOR the director nominees, the ratification of Grant Thornton LLP and the approval of the proposed SMF Energy Corporation 2009 Equity Incentive Plan.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on the record date, October 26, 2009, are entitled to receive notice of the annual meeting and to vote the shares that they hold on that date at the meeting, or any postponement or adjournment of the meeting.

Holders of our common stock (the “Common Stock”) are entitled to one vote per share on each matter to be voted upon.  Holders of our Series D Convertible Preferred Stock (the “Preferred Stock”), are also entitled to one vote per share on each matter to be voted upon at the meeting.  Except as may be required by law, the holders of Preferred Stock vote together with the holders of Common Stock as a single class.  For each of the actions described herein, the holders of Preferred Stock will vote with the Common Stock as a single class.  The shares of Common Stock and Preferred Stock entitled to vote at the meeting are referred to as the “Voting Shares.”

As of the record date, we had 8,555,337 outstanding shares of Common Stock and 599 outstanding shares of Series D Preferred Stock, for a total of 8,555,936 Voting Shares.  If and to the extent holders of our Preferred Stock convert their shares of Preferred Stock to Common Stock before the record date for the annual meeting, the number of shares held by such stockholders would increase, since each share of Preferred Stock is convertible into 1,000 shares of Common Stock.

On September 10, 2009, we filed a Certificate of Amendment to amend our Certificate of Incorporation.  This amendment, which became effective at 12:01 a.m. EST, on September 30, 2009, effected a 1-for-4.5 reverse stock split of the Company’s Common Stock.  Unless otherwise indicated, all references to shares of Common Stock in this proxy statement have been adjusted to reflect the impact of the 1-for-4.5 reverse stock split.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the annual meeting.  Please note that if you hold your Voting Shares in “street name” (that is, through a broker or other nominee), to be admitted to the meeting, you will need to bring a copy of your proxy card as it was delivered to you by your brokerage firm.

What constitutes a quorum?

The presence at the annual meeting, in person or by proxy, of the holders of not less than one-third of the Voting Shares entitled to vote on the record date will constitute a quorum for our annual meeting.  Signed proxies received but not voted, abstentions and broker non-votes will be included in the calculation of the number of Voting Shares considered to be present at the annual meeting.

How do I vote?

If you are a holder of record (that is, if your shares of Common Stock are registered in your name with American Stock Transfer & Trust Company, LLC, our transfer agent), there are four ways to vote:

Telephone Voting:  You may vote by calling the toll-free number indicated on the proxy card and by following the instructions.  Please follow the voice prompts that allow you to vote your shares and confirm that your instructions have been properly recorded.

Internet Voting:  You may vote by logging on to the website indicated on the proxy card and by following the instructions.  Please follow the website prompts that allow you to vote your shares and confirm that your instructions have been properly recorded.

Return Your Proxy Card by Mail:  If you received your proxy card by mail, you may vote by marking, signing, dating and returning the proxy card in the enclosed postage-paid envelope.  The proxy holders will vote your shares according to your directions.  If you return your signed proxy, but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the matters submitted for a vote at the meeting.

Vote at the Meeting:  You may cast your vote in person at the annual meeting.  Written ballots will be passed out to stockholders or legal proxies who want to vote in person at the meeting.

Telephone and Internet voting for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (EST) on December 3, 2009.  Internet or telephone voting is convenient, provides postage and mailing cost savings and is recorded immediately, minimizing the risk that postal delays may cause votes to arrive late and therefore not be counted.

If you are a holder of Preferred Stock, you may vote by marking, signing, dating and returning the Preferred Stock proxy card which will be sent to you in a separate mailing.  The proxy holders will vote your shares according to your directions.  If you return your signed proxy, but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the matters submitted for a vote at the meeting.  You may also cast your vote in person at the annual meeting.

What if I hold my shares in street name?

You should follow the voting instructions provided by your brokerage firm.  You may complete and mail a voting instruction card to your brokerage firm or, in most cases, submit voting instructions by telephone or the Internet to your brokerage firm.  If you provide specific voting instructions by mail, telephone or Internet, your brokerage firm will vote your shares of Common Stock as you have directed.  Please note that if you hold your shares in “street name,” you cannot vote the proxy card that was delivered to you by your brokerage firm at the meeting, since your brokerage firm has the record ownership of your shares.  If you want to vote your “street name” shares at the meeting, your brokerage firm can give you a legal proxy that will give you the right to cast your vote in person at the meeting.

What if I vote by proxy and then change my mind?

You may revoke your proxy at any time before it is exercised by:

•	filing with the Secretary of the Company a notice of revocation;

•	sending in another valid proxy bearing a later date; or

•	attending the meeting and casting your vote in person.

Your latest vote will be the vote that is counted.

What vote is required to approve the items of business?

For purposes of electing directors, the nominees receiving the greatest number of votes of the Voting Shares present in person or by proxy at the meeting and entitled to vote thereon, shall be elected as directors.  Ratification of Grant Thornton LLP as our independent registered public accounting firm and approval of the SMF Energy Corporation 2009 Equity Incentive Plan requires the affirmative vote of a majority of the Voting Shares present in person or by proxy at the meeting and entitled to vote thereon.  Approval of any other matter that may properly come before the annual meeting requires the affirmative vote of a majority of the Voting Shares present in person or by proxy at the meeting and entitled to vote thereon (unless such other matter requires a greater vote under our Articles of Incorporation or Delaware law).

Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, other than for the election of directors.  Broker non-votes (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are not deemed to be present or represented by proxy for purposes of determining whether stockholder approval of a proposal has been obtained and therefore will not be counted for purposes of determining whether a proposal has been approved.  The inspector of election appointed for the meeting will tabulate all votes and will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board of Directors and we will pay all expenses associated therewith.  In addition to solicitation by mail, officers, directors and other employees of the Company may, without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means.  We will, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

PROPOSAL NO. 1

ELECTION OF SEVEN (7) INDIVIDUALS TO THE BOARD OF DIRECTORS

Nominees

The Board of Directors has fixed at seven the number of directors that will constitute the Board of Directors for the ensuing year.  Each director elected at the annual meeting will serve for a term expiring at the 2010 Annual Meeting of Stockholders, or until his successor has been duly elected and qualified. Wendell R. Beard, Richard E. Gathright, Steven R. Goldberg, Nat Moore, Larry S. Mulkey, C. Rodney O’Connor and Robert S. Picow, each of whom is an incumbent director, have been nominated to be elected at the annual meeting by the stockholders and proxies will be voted for such persons absent contrary instructions.

Our Board of Directors has no reason to believe that any nominee will refuse to act or be unable to accept election; however, in the event that a nominee for a directorship is unable or unwilling to accept election or if any other unforeseen contingencies should arise, it is intended that proxies will be voted for the remaining nominees and for such other person as may be designated by the Board of Directors, unless it is directed by a proxy to do otherwise.

Each of the nominees for election as a director is a current member of our Board of Directors.  Mr. O’Connor has served as a director since 1999, Messrs. Beard, Gathright and Picow have served as directors since 2001, Mr. Moore has served as a director since 2006, Mr. Mulkey has served as a director since 2002, and Mr. Goldberg has served as a director since 2005.

The nominees receiving the greatest number of votes of the Voting Shares present in person or represented by proxy at the meeting and entitled to vote on such matter shall be elected as directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF EACH OF THE SEVEN INDIVIDUALS TO THE
BOARD OF DIRECTORS

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm of Grant Thornton LLP has been selected by the Audit Committee to serve as the Company’s independent public accountants for the year ending June 30, 2010 and to audit the Company’s financial statements for that year.  At the direction of the Board of Directors, this appointment is being presented to the stockholders for ratification or rejection at the annual meeting.  If the stockholders do not ratify the appointment of Grant Thornton LLP, or a substantial number of shares are voted against such ratification, the Audit Committee may reconsider its selection of Grant Thornton LLP to serve as our independent registered public accounting firm and may make another proposal to the stockholders with respect to the appointment of independent accountants for the year ending June 30, 2010.

We expect that a representative of Grant Thornton LLP will be present at the meeting and will be given an opportunity to make a statement if they so desire.  We also expect that the representative will be available to respond to appropriate questions from stockholders.

Fees paid to Grant Thornton LLP

Grant Thornton LLP served as our Independent Registered Accountant for the fiscal years 2009 and 2008 and provided services in the following categories and for the amounts indicated:

	2009	2008
Audit Fees(1)	$288,308	$358,065
Audited Related Fees(2)	$14,840	$31,244
Tax Fees	$-	$-
All Other Fees	$-	$-

(1)
Represents the aggregate fees billed for professional services rendered for the audit and/or review of the Company’s financial statements and in connection with the Company’s regulatory filings or engagements.  Also includes services related to consents for registration statements filings.

(2)
Represents the aggregate fees billed for audit-related services for research and consultation on various issues including the conversion of promissory notes, private placements and other related services.  Also includes certain services related to the Company’s acquisitions.

There were no non-audit related services rendered to the Company by Grant Thornton in fiscal 2009 and 2008.  While the Audit Committee has not established formal policies and procedures concerning pre-approval of audit or non-audit services, the Company’s executive officers and the Audit Committee have agreed that all audit and non-audit services by the Company’s independent accountants will be approved in advance by the Audit Committee.  The establishment of any such formal policies or procedures in the future is subject to the approval of the Audit Committee.  All audit related services, tax services and other services provided by Grant Thornton LLP were pre-approved by the Audit Committee.

The affirmative vote of a majority of the Voting Shares present in person or represented by proxy at the meeting and entitled to vote on such matter is required to ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3

APPROVAL OF THE COMPANY’S 2009 EQUITY INCENTIVE PLAN

We are asking you to approve the proposed SMF Energy Corporation 2009 Equity Incentive Plan (the “2009 Plan”), which was approved by our Board of Directors on October 27, 2009.  The purpose of the 2009 Plan is to further the growth in earnings and market appreciation of the Company by providing long-term incentives to those officers, employees and other natural persons providing services to the Company and its affiliates who make substantial contributions to the Company, and to members of the Board of Directors of the Company who are not also employees of the Company.

The 2009 Plan will become effective upon its approval by our stockholders at the annual meeting and will replace the Company’s 2001 Director Stock Option Plan and 2000 Stock Option Plan (the “Existing Plans”) (i.e. no further awards will be made under the Existing Plans on or after the effective date of the 2009 Plan).  The 2009 Plan will not affect the outstanding awards previously granted under the Existing Plans or the Company’s 1996 Stock Option Plan.  If the stockholders do approve the 2009 Plan, no awards will be granted under the 2009 Plan and the Existing Plans will continue in effect in accordance with their terms.  If the Existing Plans remain in effect because the 2009 Plan is not approved by stockholders, the Company’s ability to include equity compensation as part of its directors’ and employees’ compensation will be limited because the Existing Plans terminate by their terms on May 10, 2011 and December 21, 2010, respectively.  For additional information regarding the number of shares of our Common Stock that may be issued upon exercise of any outstanding awards granted under the Existing Plans and our 1996 Stock Option Plan, see “Securities Authorized for Issuance under Equity Compensation Plans - Equity Compensation Plan Information at June 30, 2009.”

Description of the 2009 Plan

The principal terms of the 2009 Plan are summarized below.  The following summary is qualified in its entirety by the full text of the 2009 Plan, which is attached hereto as Appendix A.

Eligibility

All employees, non-employee directors, consultants and other natural persons who provide services to the Company or its subsidiaries are eligible for the grant of restricted stock, stock appreciation rights, performance units, nonqualified stock options and other stock or cash awards under the 2009 Plan provided, however, that eligible persons who are not employees or directors must be natural persons providing bona fide services to the Company that are not in connection with the offer or sale of securities in a capital raising transaction and that do not directly or indirectly promote or maintain a market for the Company’s securities, and provided further, that for purposes of granting awards under the 2009 Plan, there shall be excluded from eligibility any person whose Common Stock is “service recipient stock” under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)  and who does not perform services for the Company. The Committee, as appointed by the Board of Directors, in its discretion, chooses participants from this group. Only employees may be granted incentive stock options.

As of October 26, 2009, the Company had approximately 240 employees and six non-employee directors who are eligible to receive awards under the 2009 Plan.

Administration

The 2009 Plan will be administered by a Committee, which shall be appointed by the Board of Directors. The Committee shall consist of three or more members who qualify both as “outside directors” within the meaning of Section 162(m) of the Code, and “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

Types of awards

The 2009 Plan would authorize the Committee to grant to eligible participants in the 2009 Plan (i) stock options (which may be non-qualified options or incentive stock options for tax purposes), (ii) stock appreciation rights (“SARs”) (which may be issued in tandem with stock options), (iii) restricted stock awards, (iv) performance units (which may be denominated in shares of the Company’s Common Stock, cash or a combination thereof), and (v) supplemental cash payments (collectively, “Awards”). Any of the Awards may be conditioned upon the achievement of stated performance objectives, as selected by the Committee, vesting after the completion of a stated period of service with the Company, or both.

Shares reserved for issuance

The aggregate number of shares of Common Stock issued under the 2009 Plan may not exceed 1,300,000.  The maximum number of shares that may be issued pursuant to the exercise of incentive stock options is also 1,300,000.  Shares subject to options granted under the 2009 Plan that expire or terminate unexercised, or shares subject to Awards which are otherwise forfeited or canceled, will not count against this aggregate limit. For purposes of calculating the maximum number of shares that have been issued under the 2009 Plan, the exercise of SARs will be treated as the issuance of the shares of Common Stock to which the SARs relate. The maximum number of shares with respect to which Awards may be granted to any individual in any one year under the 2009 Plan is 500,000. The maximum amount payable to any single participant in any given performance period with respect to any performance units awarded shall be $1,000,000 notwithstanding the terms of such performance unit(s), irrespective of whether the performance unit is denominated or payable in Common Stock.

Based on the closing price of the Company’s Common Stock on October 26, 2009 of $1.56, the market value of 1,300,000 shares of Common Stock was $2,028,000.

Term of the plan

The effective date of the 2009 Plan, if it is approved by stockholders, will be December 4, 2009, the date it is approved by the stockholders.  The 2009 Plan has a ten (10) year term, but it shall continue in effect until all Awards under the plan have expired or have been satisfied by the issuance of shares of Common Stock or the payment of cash. No Award may be granted, however, after the expiration of the ten (10) year term of the 2009 Plan.

Amendment and Termination of the 2009 Plan

The Board of Directors may amend, modify, suspend or terminate the 2009 Plan at any time; provided, however, that stockholder approval is required for any proposed amendment that would increase the maximum number of shares which may be issued under the 2009 Plan; change the class of persons eligible to receive Awards; extend the period during which any Award may be exercised; extend the term of the 2009 Plan; or change the minimum option price. Stockholder approval may also be required for other amendments if required by law, including the Internal Revenue Code, state and federal securities laws, or rules promulgated thereunder, including the Marketplace Rules of the Nasdaq Stock Market. The Committee may amend the terms of any Award previously granted, prospectively or retroactively, but no such amendment shall impair the rights of any participant or permitted transferee without his or her consent. The termination or any modification, suspension or amendment of the 2009 Plan shall not adversely affect a participant’s rights under an Award previously granted without the consent of such participant.

Awards

Stock options. The Committee will be authorized to grant options to purchase Common Stock, which options may be incentive stock options within the meaning of Section 422 of the Code (except for options granted to non-employees), or non-qualified stock options. The Committee will determine the terms and conditions of all option grants, subject to the specific limitations set forth in the 2009 Plan. In general, no option may be granted with an exercise price of less than the fair market value of a share of Common Stock on the date of grant (for incentive stock options, 110% of that value if the grantee beneficially owns more than 10% of such stock), the term of an option may not be longer than ten (10) years, and any option shall be subject to certain restrictions on transferability. Payment of the option price may be in cash, check or other instrument acceptable to the Committee, or, in the discretion of the Committee, in the form of unrestricted shares of Common Stock.

Stock appreciation rights. The Committee will be authorized to grant SARs either separately or in tandem with the grant of stock options under the 2009 Plan. The exercise of SARs will entitle the holder thereof to an amount (the “appreciation”) equal to the excess of (i) the fair market value of a specified number of shares of Common Stock at the time of exercise over (ii) a specified price which shall not be less than one hundred percent (100%) of the fair market value of such specified number of shares of Common Stock at the time the SAR was granted. The appreciation will be payable in cash or Common Stock, in the discretion of the Committee. The exercise of SARs granted in tandem with options will terminate those options.

Restricted stock. The Committee will be authorized to award shares of restricted stock under the 2009 Plan, subject to such terms and conditions as the Committee may determine. “Restricted stock” refers to shares of Common Stock that are awarded to the participant, but that are subject to a risk of forfeiture if the participant does not meet the performance or service requirements that restrict the participant’s permanent ownership of the Common Stock. The Committee will have authority to determine the number of shares of restricted stock to be awarded, the price, if any, to be paid by the recipient of the restricted stock, the date or dates on which the restricted stock will vest and the additional performance criteria, if any, that the recipient, the business unit or the Company must meet for the stock to become unrestricted. The vesting of restricted stock may be conditioned upon both the completion of a specified period of service with the Company and the attainment of specified performance goals, if the Committee so determines. The 2009 Plan will also give the Committee discretion to accelerate the vesting of restricted stock on a case-by-case basis at any time, or to waive any performance-based restrictions.

Stock certificates representing the restricted stock granted to participants will be registered in the participants’ name. Shares of restricted stock may not be sold, transferred, assigned, or pledged by the employee until such shares have vested in accordance with the terms of the restricted stock award. If a participant terminates employment or rendering services prior to the vesting of restricted stock, or if the performance criteria have not been satisfied in accordance with the award, the restricted stock will be forfeited. At the time restricted stock vests, a certificate for such vested shares will be delivered to the employee (or the beneficiary designated by the employee, in the event of death), free of all restrictions.

Performance units. The Committee may award performance units (which may be denominated in either shares of common stock or cash) under which payment may be made to the participant upon the attainment of specific performance goals. If the performance unit is denominated in shares of stock (“performance stock”), such shares may be either (i) transferred to the participant on the date of the award, subject to forfeiture if the goal is not attained or (ii) transferable to the participant only upon attainment of the relevant performance goal. If the performance unit is denominated in cash, it may be paid upon attainment of the relevant performance goal either in cash or in shares of Common Stock (based on the then-current fair market value of such stock), in the Committee’s discretion.

Performance goals will be established by the Committee and will relate to a specified performance period. The performance goals may be based on any business criteria deemed appropriate by the Committee. Such criteria may include, but are not limited to, those listed in Section 9(c) of the 2009 Plan. These performance goals may be designed to measure corporate performance under any standards as may be determined by the Committee, including the overall performance of the Company, any business unit or the individual participant. Performance may be measured against the performance of the Company or the business unit relative to other companies or other business units within or outside the Company.

Performance goals may be graduated or absolute, in the Committee’s discretion. The Committee may establish a performance target or use a formula to determine the level of vesting. Targets or formulae may be adjusted at any time prior to payment of the performance unit to reflect major unforeseen events such as changes in laws, regulations or accounting procedures, mergers, acquisitions or divestitures or extraordinary, unusual or nonrecurring items or events, subject to the limitations of Section 162(m) of the Code discussed below. The Committee shall determine, in its sole discretion, the extent to which the performance targets have been attained or the effect of performance formulae, and what, if any, payment is due the participant on the performance unit.

Within the first quarter of any performance period (or such earlier or later date as may be required or permitted by Section 162(m) of the Code), the Committee will determine whether to award any performance units for that performance period in a manner intended to result in “qualified performance-based compensation” within the meaning of Section 162(m) (a “Qualifying Performance Unit”). If the Committee intends to award any Qualifying Performance Units, the relevant performance goal will be “pre-established” and “objective” within the meaning of Section 162(m).  Under the 2009 Plan, the Committee has no discretion to waive or alter the goal for a Qualifying Performance Unit after the expiration of the earliest of: (i) the expiration of twenty-five percent of the performance period; (ii) 90 days after the commencement of the performance period; or (iii) the date on which the outcome under the goal is not substantially certain.  The maximum amount payable under a performance unit will depend on the value of that performance unit (which, for cash denominated performance units, is typically a percentage of the recipient’s base salary).  However, Qualifying Performance Units awarded to any single participant in any given performance period are subject to a maximum cash denomination of $1,000,000.

Supplemental Cash Payments. In any Award, the Committee may provide for supplemental cash payments that would be payable upon the exercise of a stock option or SAR, upon payment of a performance unit or vesting of restricted stock. Supplemental cash payments may not, however, exceed the value of the award at the time of such exercise, payment or vesting.

Discussion of Federal Income Tax Consequences

The following statements are based on current interpretations of existing federal income tax laws, which are subject to change, potentially with retroactive effect. The law is technical and complex.  The statements represent only a general summary of some of the applicable provisions and, among other considerations, do not describe state, local, or international tax consequences.

Stock options. Generally, there are no federal income tax consequences to the optionee or the Company upon the grant of a stock option. Upon exercise of an incentive stock option, the optionee will not recognize any income and the Company will not be entitled to a deduction for tax purposes, although such exercise may give rise to liability for the optionee under the alternative minimum tax provisions of the Code. Generally, if the optionee disposes of shares acquired upon exercise of an incentive stock option within two years of the date of grant or one year of the date of exercise, the optionee will recognize compensation income and the Company will be entitled to a deduction for tax purposes in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price (or the gain on sale, if less). Otherwise, the Company will not be entitled to any deduction for tax purposes upon disposition of such shares, and the entire gain for the optionee will be treated as a long-term capital gain, currently taxed at a preferential rate. On exercise of a non-qualified stock option, the amount by which the fair market value of the shares on the date of exercise exceeds the option exercise price will generally be taxable to the optionee as compensation income and will generally be deductible for tax purposes by the Company, subject to applicable limitations contained in Code. The disposition of shares acquired upon exercise of a non-qualified stock option will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

Stock appreciation rights. The grant of a SAR generally does not result in income to the grantee or in a deduction for the Company. Upon the exercise of a SAR, the grantee will recognize compensation income and the Company will be entitled to a deduction measured by the fair market value of the shares of Common Stock plus any cash received, subject to applicable limitations contained in the Code.

Restricted stock. The grant of restricted stock generally does not result in income to the grantee or in a deduction for the Company, assuming the shares transferred are subject to restrictions which constitute a “substantial risk of forfeiture” and the grantee does not make an effective election to be currently taxable on the receipt of such shares pursuant to Section 83(b) of the Code. If there are no such restrictions and the grantee fails to make a Section 83(b) election, the grantee would recognize compensation income upon receipt of the shares of common stock in an amount equal to the difference between the fair market value of the stock on the date the restrictions lapse and the amount paid by the grantee, if any.  Dividends paid to the grantee while the stock is subject to such restrictions would be treated as compensation income to the grantee and the Company would be entitled to a deduction, subject to applicable limitations contained in the Code. At the time the restrictions lapse, the grantee would recognize compensation income, and the Company would be entitled to a deduction measured by the fair market value of the shares at the time of lapse, subject to applicable limitations contained in the Code.

Performance units. The grant of a performance unit generally does not result in income to the grantee or in a deduction for the Company. Upon the receipt of cash or shares of common stock under a performance unit, the grantee will recognize compensation income and the Company will be entitled to a deduction measured by the fair market value of the shares of common stock plus any cash received, subject to applicable limitations of the Code.

Supplemental Cash Payments. The receipt of such payments generally would be recognized as compensation income to the grantee and the Company would be entitled to a corresponding deduction for such amount.

Limitations on Deductibility under Section 162(m). As indicated above, the Company will usually be entitled to a deduction at the time and in the amount a recipient of an award recognizes ordinary compensation income in connection therewith. However, Section 162(m) of the Code imposes a $1,000,000 limitation on the amount of annual compensation deduction allowable to a publicly held company in respect of its chief executive officer and its other three most highly paid executive officers. An exception to this limitation is provided if the compensation is performance based and certain stockholder approval, outside director administration and other requirements are satisfied. Assuming that the Company’s stockholders approve the 2009 Plan, payments made pursuant to awards of Qualified Performance Units may be, but are not required to be, structured in a way that is not subject to this deduction limitation.

Section 409A of the Code. It is intended that the 2009 Plan will be administered, operated and interpreted such that all awards granted under the 2009 Plan will not be considered deferred compensation subject to Section 409A of the Code.  The Committee will have the discretion to modify or amend any award if such modification or amendment is necessary to cause e award to be exempt from Section 409A and is not materially prejudicial to the affected participant.

Section 280G of the Code.  If an award is accelerated under the Incentive Plan in connection with a “change in control” (as this term is used in the Code), the Company may not be permitted to deduct for tax purposes a portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered). A participant may be subject to an excise tax of 20% on such parachute payments.

Recapitalization

If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of Company by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of Company or other increase or decrease in such shares effected without receipt of consideration by Company occurring after the effective date, an appropriate and proportionate adjustment shall be made by the Committee to any restriction or authorization of a specific number of shares of Common Stock described under the 2009 Plan.  No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

Change of Control

In the case of a proposed merger or consolidation in which the Company is not expected to be the surviving corporation, or a sale of all or substantially all of the business or assets of the Company, or liquidation or dissolution of the Company, or in the event of a tender offer or any other change involving a threatened change in control of the Company which, in the opinion of the Committee, could deprive the holders of the benefits intended to be conferred by awards hereunder, the Committee may, in anticipation of any such transaction or event, make such adjustments in the terms and conditions of outstanding awards, as the Committee in its sole discretion determines are equitably warranted under the circumstances including, without limitation, (i) acceleration of exercise terms or (ii) acceleration of the lapse of restrictions, performance objectives and other terms.

If the Company or its shareholders enter into a binding agreement to dispose of all or substantially all of the assets or stock of the Company (whether by sale, merger or other reorganization, liquidation, or otherwise), any Award granted pursuant to the 2009 Plan shall become immediately and fully exercisable during the period from the date of the agreement to the date the agreement is consummated (or, if earlier, the date the Award terminates in accordance with the 2009 Plan), provided, however, that no Award shall be automatically accelerated pursuant to this sentence if the shareholders of the Company immediately before the contemplated transaction will own 50% or more of the total combined voting power of all classes of voting stock of the surviving entity (whether the Company or some other entity) immediately after the transaction, and provided further that, if the contemplated transaction terminates without being consummated, the Awards that were automatically accelerated pursuant to this sentence shall thereafter be treated as if that agreement had never been entered into and the Committee may, in its discretion, elect to rescind some or all of the exercises of Awards that were so accelerated between the time of the agreement to the date that the contemplated transaction was terminated.

Irrespective of the applicability of the automatic acceleration provisions of the above paragraph, the Committee retains the authority to grant greater acceleration rights to participants holding unvested or partially vested Awards than would be provided by above, but the Committee may not proscribe, withdraw or limit the automatic acceleration rights provided by the above paragraph without the consent of the participant.

New Plan Benefits

All awards under the 2009 Plan will be made at the discretion of the Committee.  Therefore, the future benefits and amounts that will be received or allocated under the 2009 Plan are not determinable.  Set forth below, in tabular form, are the benefits and amounts that would have been received by or allocated to, each of the named persons or groups for the last completed fiscal year had the 2009 Plan been in effect (pre stock split).

Name and Position	Dollar Value ($)(1)	Number of Shares
Richard E. Gathright, Chairman of the Board, CEO and President	0	0
Michael S. Shore, CFO, Senior V.P. and Treasurer	0	0
Paul C. Vinger, Senior V.P., Corporate Planning and Fleet Operations	0	0
All executive officers, as a group	0	0
All directors who are not executive officers, as a group	8,949.60	36,000
All employees who are not executive officers, as a group	3,170.00	10,000

(1)
All options will be granted at not less than the fair market value on the date of grant. The dollar value to the grantee is solely dependent on the increase in the stock price subsequent to the date of grant.

If the stockholders approve the 2009 Plan, the Company will, as soon as practicable thereafter, register the shares of Common Stock that are issuable under the 2009 Plan with the Securities and Exchange Commission on a Form S-8 registration statement, in compliance with the Securities Act of 1933, as amended.

The affirmative vote of a majority of the Voting Shares present in person or represented by proxy at the meeting and entitled to vote on such matter is required to approve the Company’s 2009 Equity Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE APPROVAL OF THE COMPANY’S 2009 EQUITY INCENTIVE PLAN

MANAGEMENT

Directors

The following table sets forth the names, ages and titles of each member of the Board of Directors of the Company:

Name	Age	Position and Office
Richard E. Gathright	55	Chairman of the Board; Chief Executive Officer and President; Director
Wendell R. Beard	82	Director
Steven R. Goldberg	58	Director
Nat Moore	57	Director
Larry S. Mulkey	66	Director
C. Rodney O’Connor	74	Director
Robert S. Picow	54	Director

Set forth below are the names of all directors of the Company, all positions and offices with the Company held by each person, the period during which each has served as such, and the principal occupations and employment of such persons during at least the last five years:

Mr. Gathright has been Chief Executive Officer and President of the Company since November 2000, a Director since March 2001 and Chairman of the Board since November 2002.  He is responsible for the management of all business affairs of the Company, reporting directly to the Board of Directors.  He was an advisor on operational and financial matters to the senior management of several domestic and international energy companies from January 2000 through October 2000.  From September 1996 to December 1999, he was President and Chief Operating Officer of TransMontaigne Inc., a Denver-based publicly owned company providing logistical services to major energy companies and large industrial customers; a Director from April 1995 to December 1999; Executive Vice President from April 1995 to September 1996; and from December 1993 to April 1995 was President and Chief Operating Officer of a predecessor of TransMontaigne.  From 1988 to 1993, he was President and Director of North American Operations for Aberdeen Petroleum PLC, a London-based public company engaged in international oil and gas operations, also serving on its Board of Directors.  Prior to joining Aberdeen, he held a number of positions in the energy industry in the areas of procurement, operations and management of oil and gas assets.  Mr. Gathright currently serves on the Board of Directors of the Nat Moore Foundation, a nonprofit organization for the benefit of disadvantaged youth.

Mr. Beard has served as a Director of the Company since July 2001.  He retired from Ryder System, Inc. in June 1994 after 17 years of service, the last three years of which he served as Executive Vice President, responsible for corporate public relations, advertising, government relations, special events and the Ryder Foundation.  From August 1989 to June 1991, he served as Senior Vice President and from August 1987 to August 1989 as Vice President.  From 1977 to 1984, he was Vice President of Corporate Development for Truck Stops Corporation of America, a Ryder subsidiary.  He has served on the Executive Committee of the American Trucking Associations, and for the past 16 years has been an advisor to the Truck Rental and Leasing Association.  He is a Director of the Doral County Club in Miami; a Director of Baptist Health South Florida, a healthcare and hospital corporation; and a member of the Orange Bowl Committee.  Mr. Beard is a noted speaker to the trucking industry, business and civic groups.  He is the father of Robert W. Beard, the Company’s Senior Vice President, Marketing & Sales and Investor Relations Officer.

Mr. Goldberg has served as a Director of the Company since July 2005.  Since 2007 he has been President of Goldhammer Advisory LLC, specializing in M&A and corporate finance matters, located in Coral Gables, Florida.  From 2006 to 2007, he was CEO of Coral Gables based Sunbelt Diversified Enterprises LLC, a privately owned holding company that acquires and oversees the operations of various small cap companies in diverse industries.  Prior to joining Sunbelt, he was Senior Vice President, Arrow Air II LLC, from 2004 to 2006, after having previously served as Chief Financial Officer of its affiliate Arrow Air, Inc., a Miami-based cargo airline with related logistics and leasing entities. Prior to joining Arrow Air, from 2002 to 2004, he was a partner at Maplewood Partners LP, a private equity firm based in Coral Gables, Florida.  Mr. Goldberg served with Ryder System, Inc. and its subsidiaries for 12 years, from 2000 to 2001 and from 1987 to 1998, in positions including Senior Vice President of Corporate Finance, Vice President of Corporate Development, and Vice President and Treasurer of Ryder System, Inc; and Chief Financial Officer of Ryder Transportation Services.  From 1998 to 2000 he was Senior Vice President, Corporate Development of Republic Services, Inc., an environmental services company.  Prior to joining the Ryder group, Mr. Goldberg held positions in the finance departments of Squibb Corporation and J.E. Seagram & Sons, Inc., having started his career at Manufacturers Hanover Trust in New York.  He is a lecturer in finance at the undergraduate School of Business, University of Miami, as well as having been a guest lecturer at the Graduate School of Business in the area of mergers and acquisitions.  Mr. Goldberg currently serves as Chairman of the Company’s Audit Committee.

Mr. Moore has served as a Director of the Company since May 2006.  Since 1987, he has served as President of Nat Moore & Associates Inc., an event management company located in Miami, and is the founder of The Nat Moore Foundation, a charitable organization that provides needed assistance to inner city organizations supporting sports teams and scholarships.  A former professional football player with the Miami Dolphins, Mr. Moore is also the Director of Special Project, Alumni Affairs, for Miami Dolphins Limited and serves as Director of Pro Bowl Youth Clinics for the National Football League’s Special Events, and did the same for the Super Bowl Youth Clinics for 18 years.  He also appears as a Color Analyst for the Miami Dolphins Preseason Games on 560 WQAM and the University of Florida, Breakfast with the Gators, and on other various football game broadcasts.  He also has been a Color Analyst for Miami Hurricanes football broadcasts.  Mr. Moore is a 13-year veteran of the Miami Dolphins football team and was the ninth inductee into the Miami Dolphins Ring of Honor.  Mr. Moore currently serves on the Board of Directors of several other organizations, including Sun Trust Bank N.A., the Nat Moore Foundation, the Orange Bowl Committee, and the South Florida Golf Foundation.  He currently serves as a member of the Company’s Audit Committee, Chairman of the Compensation Committee and Chairman of the Nominating and Corporate Governance Committee.

Mr. Mulkey has served as a Director of the Company since November 2002.  Since 1997 he has served as the CEO and President of Mulkey & Associates, Inc., which provides consulting services specializing in transportation and logistics, business strategy, and real estate.  He retired from Ryder System, Inc. in 1997 after 31 years of service, the last five years as President of Worldwide Logistics and as a member of the executive committee.  Mr. Mulkey has served as a board and/or committee chairman in numerous organizations, including the American Trucking Association, and was the 1997 recipient of the Distinguished Service Award of the Council of Logistics Management which is the highest honor in the logistics industry.  He currently serves as a Director of Cardinal Logistics Management, Inc., a private logistics and transportation company.  Mr. Mulkey currently serves as a member of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Mr. O’Connor has served as a Director of the Company since July 1999.  Mr. O’Connor previously assisted in the reorganization and refinancing of the Company, and is one of its largest stockholders today.  He is the Chairman of Cameron Associates, Inc., a financial communications firm he founded in 1976.  Prior to 1976, he served in numerous positions over a 20-year period in the investment industry with Kidder Peabody and Bear Stearns.  Mr. O’Connor serves as a Director of Fundamental Management Corporation, a private fund management company whose partnerships hold an investment in the Company.  He also was a founder and Director of Atrix Laboratories, Inc., a publicly traded specialty pharmaceutical company focused on advanced drug delivery which was sold in 2004.

Mr. Picow has served as a Director of the Company since March 2001.  Mr. Picow is the Vice Chairman and Chief Executive Officer of Eezinet Corporation, which is a private telecommunications company holding PCS licenses for cellular spectrum.  He served as Chairman of Cenuco Inc. (which subsequently changed its name to Lander Co. Inc. and is now known as Ascendia Brands, Inc.), a public communications technology company, from April 2004 until its merger with Lander Co. Inc.  Mr. Picow has served as a member of the board of directors of Cenuco (and now Ascendia) since July 2003, and as chief executive officer of the Cenuco Wireless division since 2005.  From June 1996 to August 1997, he served as the Vice Chairman of Brightpoint, Inc., a publicly traded communications company, and was its President from June 1996 until October 1997.  In 1981, Mr. Picow founded Allied Communications, Inc., the pioneer U.S. wireless electronics distributorship, serving 16 years as its Chairman, Chief Executive Officer and President until the 1996 merger of Allied and Brightpoint.  Since May 2001, he has served as a Director of Fundamental Management Corporation, a private fund management company whose partnerships hold an investment in the Company.  He also is a Director of Infosonics Corporation, a multinational telecommunications company, American Telecom Services, Inc., a provider of Internet phone and prepaid long distance communications services, and serves on the Board of Trustees for the Children’s Place at Homesafe.  Mr. Picow currently serves as a member of the Company’s Compensation Committee and its Nominating and Corporate Governance Committee.

Executive Officers

The following table sets forth the name and age of each of our executive officers, indicating all positions and offices presently held with the Company:

Name	Age	Position and Offices

Richard E. Gathright	55	Chairman of the Board, Chief Executive Officer and President
Michael S. Shore	41	Chief Financial Officer, Senior Vice President and Treasurer
Robert W. Beard	55	Senior Vice President, Marketing & Sales and Investor Relations Officer
Timothy E. Shaw	45	Senior Vice President, Information Services & Administration and Chief Information Officer
Paul C. Vinger	39	Senior Vice President, Corporate Planning and Fleet Operations
Gary G. Williams	53	Senior Vice President, Commercial Operations
L. Patricia Messenbaugh	45	Vice President, Finance & Accounting and Chief Accounting Officer

Mr. Gathright has been Chief Executive Officer and President of the Company since November 2000, a Director since March 2001 and Chairman of the Board since November 2002.  He is responsible for the management of all business affairs of the Company, reporting directly to the Board of Directors.  For a detailed description of Mr. Gathright’s business experience, see “Management – Directors.”

Mr. Shore has been Chief Financial Officer, Senior Vice President and Treasurer of the Company since February 2002.  He also was the Corporate Secretary from February 2002 to September 2005.  Prior to joining the Company, he was CEO and President of Shore Strategic and Financial Consulting, providing financial and management services to corporate clients in the United States and Latin America. From 1998 to 2000, he served as Director Finance/Controller for the North American Zone Operations of Paris-based Club Mediterranee.  From 1996 to 1998, he was Vice President of Finance/Controller for Interfoods of America, Inc., the largest Popeye’s Fried Chicken & Biscuits franchisee.  From 1994 to 1996, he was the Manager of Accounting and Financial Reporting for Arby’s, Inc.  Mr. Shore began his professional career in 1990 with Arthur Andersen, LLP where he became a Senior Auditor.  Mr. Shore has a diverse background in leading growth oriented public companies in mergers/acquisitions, capital formations, finance, treasury and accounting.

Mr. Beard (Robert W.) has been Senior Vice President, Marketing & Sales and Investor Relations Officer of the Company since December 2006, responsible for all marketing and sales operations, and for investor relations; and from July 2005 to December 2006, he was Vice President, Corporate Development and Investor Relations Officer of the Company responsible for product line strategy and development, and for vendor and public relations.  He was employed by Cendian Corporation, a chemical logistics subsidiary of Eastman Chemical Company, as Group Director of Client Development and Sales Support from 2004 to July 2005; and as Director of Business Marketing from 2001 to 2004.  He was Senior Manager, Field Marketing for Ryder System, Inc. from 1994 to 2001.  From 1986 to 1994, he was the Vice President of Marketing for Comdata Corporation.  From 1985 to 1986, he was Manager of Vendor Relations for First Data Resources, a Division of American Express Travel Related Services Company.  Mr. Beard also was employed by Ryder Systems from 1977 to 1985, serving in a number of positions including Manager, Vendor Relations, and as a General Manager and a Controller in its Truckstops of America Division.  He is the son of Wendell R. Beard, a member of the Company’s Board of Directors.

Mr. Shaw has been Senior Vice President, Information Services & Administration and Chief Information Officer since December 2006, responsible for all information systems management and corporate administration; and from April 2006 to December 2006, he was Vice President, Information Systems Services and Chief Information Officer.  From 1999 to April 2006 he was the Vice President of Information Services with Neff Corporation/Neff Rental LLC headquartered in Miami, one of the country’s largest construction rental companies.  From 1998 to 1999, he served as Director, Retail and Distribution Systems for Fruehauf Trailer Services in St. Louis, MO.  From 1997 to 1998, he was Manager, Service Center Mechanization, for Southwestern Bell in St. Louis.  From 1994 to 1997, he was Manager, Information Systems with Aggregate Equipment in East Peoria, IL.  From 1991 to 1994, he was Systems Engineer with Electronic Data Systems (EDS) in Troy, MI.  From 1981 to 1991, he was a Manufacturing Engineer and Area Supervisor for McDonnell Douglas Corp. in St. Louis.  Mr. Shaw has an extensive background in IT leadership, process engineering, business operations, implementing enterprise resource solutions, storm disaster recovery planning, public company IT systems Sarbanes-Oxley 404 implementation and compliance, and the integration of acquisitions.

Mr. Vinger has been Senior Vice President, Corporate Planning and Fleet Operations of the Company since November 2002 and Vice President, Corporate Planning and Fleet Operations for the Company since August 2001, managing all fleet operations and fuel delivery functions, and additionally responsible for corporate planning and analysis; and from December 2000 to August 2001, he was Director of Corporate Planning.  He was Senior Analyst of Corporate Planning and Finance for TransMontaigne Inc. from September 1998 to December 2000, responsible for operations and acquisitions analyses and the management of supply scheduling and product allocations.  From 1997 to 1998, he was a Manager of Terminal Operations for TransMontaigne responsible for petroleum product and chemical terminals.  From 1994 to 1997, he was a Research Associate for E. I. DuPont.  From 1991 to 2001, Mr. Vinger served to the rank of Captain in the United States Military.

Mr. Williams has been Senior Vice President, Commercial Operations of the Company since February 2001.  Since December 2006 he is responsible for product procurement and for inventory and price management, and prior to that time for marketing and sales and product procurement.  From 1995 to February 2001, he was Vice President of Marketing for the supply, distribution and marketing subsidiary of TransMontaigne Inc., managing wholesale marketing functions in the Mid-Continent, Southeast and Mid-Atlantic and serving on that company’s senior risk management committee.  From 1987 to 1995, he was Regional Manager for Kerr-McGee Refining Corporation, responsible for unbranded petroleum product sales in its southeastern United States 11-state marketing region.  Mr. Williams was employed by Kenan Transport Company as its Tampa Assistant Terminal Manager from 1986 to 1987.  He was General Manager of Crum’s Fuel Oil Service from 1980 to 1986.

Ms. Messenbaugh has been the Company’s Chief Accounting Officer and Principal Accounting Officer since October 2007 and its Vice President of Finance & Accounting since April 2007.  Prior to joining the Company, Ms. Messenbaugh served as Director-Assistant Corporate Controller for NationsRent, Inc., a SEC reporting construction distribution company in Fort Lauderdale, from 2005 to 2006.  From 2003 to 2005 Ms. Messenbaugh served as Corporate Controller of Workstream, Inc., a publicly traded software application service company. From 2001 to 2003 she was the Senior Corporate Accountant for publicly traded Mayors Jewelers Inc. From 1992 to 2000 Ms. Messenbaugh served with Interim Healthcare, Inc. and Interim Services, Inc., now known as Spherion Inc., a publicly traded company, where she last held the position of Senior Financial Analyst. From 1989 to 1991 she was a Financial Analyst for publicly traded, NationsBank, now known as Bank of America. She began her career with KPMG. Ms. Messenbaugh is a Certified Public Accountant and holds a Bachelors degree in Computer Science and a MBA degree, both from Oral Roberts University, Tulsa, Oklahoma.

CORPORATE GOVERNANCE

Independence

After considering all of the relevant facts and circumstances, the Company’s Board of Directors has determined that each of Messrs. Goldberg, Moore, Mulkey and Picow is independent from our management and qualifies as an “independent director” under the NASDAQ listing standards.  This means that, in the judgment of the Board of Directors, none of those directors (1) is an officer or employee of the Company or its subsidiaries or (2) has any direct or indirect relationship with the Company that would interfere with the exercise of his independent judgment in carrying out the responsibilities of a director.  As a result, the Company has a majority of independent directors as required by the NASDAQ listing standards.

Code of Business Conduct

The Company has adopted a Code of Business Conduct that applies to all of the Company’s employees, including its senior financial officer and Chief Executive Officer, which complies with the requirements of the Sarbanes-Oxley Act of 2002 and NASDAQ listing standards.  Accordingly, the Code of Business Conduct is designed to deter wrongdoing, and to promote, among other things, honest and ethical conduct, full, timely, accurate and clear public disclosures, compliance with all applicable laws, rules and regulations, the prompt internal reporting of violations of the Code of Business Conduct, and accountability.  The Company’s Code of Business Conduct is available on the Company’s website at http://www.mobilefueling.com.  To access our corporate governance materials, click on “Investors” and then click on “Corporate Governance.”

Meetings and Committees of the Board of Directors

During the fiscal year ended June 30, 2009, the Board of Directors held seven (7)  meetings and took action by unanimous written consent seven (7) times.  No incumbent director attended fewer than 75 percent of the aggregate of (i) the number of meetings of the Board of Directors held during the period he served on the Board of Directors, and (ii) the number of meetings of committees of the Board of Directors held during the period he served on such committees.

The standing committees of the Board of Directors are as follows:  (i) the Audit Committee, (ii) the Compensation Committee and (iii) the Nominating and Corporate Governance Committee.

Audit Committee.  Messrs. Goldberg, Moore and Mulkey currently serve on the Audit Committee, which met five (5) times and took action by unanimous written consent one (1) time during the fiscal year ended June 30, 2009.  Each member of the Audit Committee is independent as defined in the NASDAQ listing standards.  The duties and responsibilities of the Audit Committee include (a) the appointment of the Company’s auditors and any termination of such engagement, including the approval of fees paid for audit and non-audit services, (b) reviewing the plan and scope of audits, (c) reviewing the Company’s significant accounting policies and internal controls and (d) having general responsibility for oversight of related auditing matters.  The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

The Board of Directors has determined that Mr. Goldberg qualifies as an “Audit Committee Financial Expert” as that term is defined by the Securities and Exchange Commission (the “SEC”).  In addition, each member of the Audit Committee is financially literate, as required pursuant to the NASDAQ listing standards.

The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on the Company’s website at http://www.mobilefueling.com.  To access our corporate governance materials, click on “Investors” and then click on “Corporate Governance.”

Compensation Committee.  Messrs. Moore, Mulkey and Picow currently serve on the Compensation Committee, which did not hold any meetings but took action by unanimous written consent four (4) times during the fiscal year ended June 30, 2009.  Each member of the Compensation Committee is independent as defined in the NASDAQ listing standards.  This Committee administers the 1996 and 2000 Stock Option Plans and has the power and authority to (a) determine the persons to be awarded options and the terms thereof and (b) construe and interpret the 1996 and 2000 Stock Option Plans.  This Committee also is responsible for the final review and determination of compensation of the Chief Executive Officer and other executive officers.  The compensation of executive officers other than the Chief Executive Officer generally is set by the Compensation Committee based on recommendations from the Chief Executive Officer and such other input as the Committee believes appropriate and necessary in each case.

The Compensation Committee has the authority to retain and terminate compensation consultants or other experts to assist the Committee in the evaluation of the Chief Executive Officer, his compensation or the compensation of any of the other executive officers.  The Company has never engaged any compensation consultants or similar firms.

The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available on the Company’s website at http://www.mobilefueling.com.  To access our corporate governance materials, click on “Investors” and then click on “Corporate Governance.”

Nominating and Corporate Governance Committee.  Messrs. Moore, Mulkey and Picow currently serve on the Nominating and Corporate Governance Committee, which did not hold any meetings but took action by unanimous written consent one (1) time during the fiscal year ended June 30, 2009.  Each member of the Nominating and Governance Committee is independent as defined in the NASDAQ listing standards.

This Committee is responsible for identifying individuals qualified to become directors of the Company, recommending to the Board of Directors director candidates to fill vacancies of the Board of Directors and to stand for election by the stockholders at the annual meeting of the Company, periodically assessing the performance of the Board of Directors, periodically reviewing and assessing the Company’s Code of Business Conduct, and reviewing and recommending to the Board of Directors appropriate corporate governance policies and procedures for the Company.

The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which is available on the Company’s website at http://www.mobilefueling.com.  To access our corporate governance materials, click on “Investors” and then click on “Corporate Governance.”

The Board of Directors will, as a matter of policy, give consideration to nominees for the Board that are recommended by stockholders.  A stockholder who wishes to recommend a nominee should direct his or her recommendation in writing to the Company’s Corporate Secretary at the Company’s address.  Stockholder recommendations will be evaluated under the same criteria as the Board of Director recommendations.  The Company must receive the required notice (as defined below) by the date set forth in the prior year’s annual proxy statement under the heading “Stockholder Proposals” in order to be considered by the Nominating and Corporate Governance Committee in connection with the Company’s next annual meeting of stockholders.

Stockholders wishing to recommend a director candidate for service on the Board of Directors may do so by providing advance written notice to the Corporate Secretary.  The notice must include the following information:

As to each proposed nominee:

•	the name, age, business address and residence address;

•	the principal occupation or employment;

•	the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the nominee; and

•
any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.

As to the stockholder giving notice:

•	the name and record address of such stockholder;

•	the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder;

•
a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;

•	a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and

•
any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

A nominee for director should be a person of integrity and must be committed to devoting the time and attention necessary to fulfill his or her duties to the Company.  The Nominating and Corporate Governance Committee will evaluate the independence of directors and potential directors, as well as their business experience, understanding of and experience in the industry, personal skills, or specialized skills or experience, relative to those of the then-current directors.  The Nominating and Corporate Governance Committee also will consider issues involving possible conflicts of interest of directors or potential directors, the results of interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board of Directors, and the totality of the circumstances.

There were no nominee recommendations provided by stockholders for consideration for inclusion in this year’s proxy statement.

Director Attendance at Annual Meeting

All members of the Board of Directors are encouraged, but not required, to attend the annual meeting of stockholders.  Each director attended the 2008 Annual Meeting of Stockholders held on November 20, 2008.

Communications with the Board of Directors

Stockholders who wish to communicate with the Board of Directors may do so by addressing their correspondence to the Board of Directors at SMF Energy Corporation, Attention: Corporate Secretary, 200 West Cypress Creek Road, Suite 400, Fort Lauderdale, Florida 33309.  The Board of Directors has approved a process pursuant to which the Corporate Secretary shall review and forward correspondence to the appropriate director or group of directors for response.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our directors, executive officers and persons who own more than ten percent of our Common Stock, file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock.  Directors, officers and greater than ten percent stockholders are required by SEC rules to furnish us with copies of all ownership reports they file with the SEC.

To our knowledge, based solely on review of the copies of such reports furnished to us and representations made to us, we believe that during the period ended June 30, 2009, the executive officers, directors and ten percent stockholders of the Company were in compliance with their filing requirements under Section 16(a) of the Exchange Act, except for the following:  C. Rodney O’Connor purchased shares of Common Stock on March 1, 2009 and the Form 4 reporting the transaction was not filed until April 8, 2009.

Certain Relationships and Related Transactions

Mr. E. Wayne Wetzel was the Company’s Senior Vice President, Lubricants until October 1, 2008, and was previously one of the owners of H & W Petroleum Company, Inc., which was acquired by the Company in 2005.  The Company is currently indirectly obligated to Mr. Wetzel and various other former owners of H & W, including Mr. Wetzel’s spouse, Kay Wetzel, his children Quinton E. Wetzel and Peyton W. Wetzel and various members of his wife’s family, under four operating leases that expire September 30, 2010.  The Company paid a total of $261,420 in rent on these leases during fiscal 2009, compared to $261,420 during fiscal 2008.  The aggregate amount of all payments due under the leases on July 1, 2008, was $588,195, compared to $849,615 on July 1, 2007.  The properties are located in Houston, Lufkin, Freeport and Waxahachie, Texas.  These leases were negotiated prior to the acquisition of H & W as part of an arm’s length transaction.  The Company believes that the leases were entered into in good faith and on fair and reasonable terms.

C. Rodney O’Connor, a Director of the Company, also is Chairman of Cameron Associates, Inc., a financial consulting and investor relations public relations firm, that has provided investor relations services to the Company since 1997.  During the fiscal 2009, the Company paid $80,253.20 to Cameron Associates, Inc. for such services, compared to $79,031 during fiscal 2008.  Of the $80,253.20 paid to Cameron Associates, Inc. in 2009, $2,064 was reimbursed to Mr. O’Connor in connection with his activities as a Director of the Company.

On June 29, 2009 (the “Effective Date”), the Company completed a recapitalization program that restructured all of its debt and equity (the “Recapitalization”).  By virtue of various agreements with dozens of the Company’s existing debt and equity investors, the Company extinguished all of its existing non-bank debt and outstanding preferred stock.  As part of the Recapitalization, the Company entered into agreements with security holders who were beneficial owners of more than 5% of the Company’s Common Stock.  These transactions were as follows:

•
The Company entered into a Payment and Exchange Agreement with Joshua Tree Capital Partners LP (“Joshua Tree”), whereby it exchanged (i) all of the $750,000 of the principal amount outstanding on Joshua Tree’s 11½% Senior Secured Promissory Note for a cash payment of $375,000 and 986,842 shares of the Company’s Common Stock, and (ii) all of the $43,365 in accrued and unpaid interest thereon for 114,117 shares of the Company’s Common Stock.  The dollar amount involved in this transaction was $793,365.  The Company also entered into an Exchange Agreement with Joshua Tree whereby it exchanged (i) all of Joshua Tree’s 852 shares of the Company’s Series B Convertible Preferred Stock for 2,017,895 shares of the Company’s Common Stock and (ii) all of the $22,941 in accrued and unpaid dividends thereon for 60,371 shares of Common Stock.  The dollar amount of the amount involved in this transaction was $789,741.

•
The Company entered into a Payment and Exchange Agreement with Triage Capital Management LP (“Triage”), whereby it exchanged (i) all of the $917,925 of the principal amount outstanding on Triage’s 11½% Senior Secured Promissory Note for a cash payment of $458,963, 574 shares of the Company’s Series D Convertible Preferred Stock and 603,898 shares of the Company’s Common Stock, and (ii) all of the $53,074 in accrued and unpaid interest thereon for 139,668 shares of the Company’s Common Stock.  The dollar amount involved in this transaction was $970,999.  The Company also entered into an Exchange Agreement with Triage whereby it exchanged (i) all of Triage’s 437 shares of the Company’s Series B Convertible Preferred Stock for 1,035,000 shares of the Company’s Common Stock and (ii) all of the $11,767 in accrued and unpaid dividends thereon for 30,965 shares of Common Stock.  The dollar amount involved in this transaction was $405,067.

•
The Company entered into a Payment and Exchange Agreement with Leon Frenkel, whereby it exchanged (i) all of the $230,000 of the principal amount outstanding on Mr. Frenkel’s 11½% Senior Secured Promissory Note for a cash payment of $115,000 and 288 shares of the Company’s Series D Convertible Preferred Stock, and (ii) all of the $13,298 in accrued and unpaid interest thereon for 34,996 shares of the Company’s Common Stock.  The dollar amount involved in this transaction was $243,298.  The Company also entered into an Exchange Agreement with Mr. Frenkel whereby it exchanged (i) all of Mr. Frenkel’s 306 shares of the Company’s Series B Convertible Preferred Stock for 724,737 shares of the Company’s Common Stock and (ii) all of the $8,239 in accrued and unpaid dividends thereon for 21,683 shares of Common Stock.  The dollar amount involved in this transaction was $283,639.  In addition, the Company entered into a Payment and Exchange Agreement with Pershing LLC F/B/O Leonid Frenkel IRA (“Frenkel IRA”), whereby it exchanged (i) all of the $630,000 of the principal amount outstanding on Frenkel IRA’s 11½% Senior Secured Promissory Note for a cash payment of $315,000 and 788 shares of the Company’s Series D Convertible Preferred Stock, and (ii) all of the $36,426 in accrued and unpaid interest thereon for 95,859 shares of the Company’s Common Stock.  The dollar amount involved in this transaction was $666,426.  Lastly, the Company entered into an Exchange Agreement with Frenkel IRA, whereby it exchanged (i) all of Frenkel IRA’s 36 shares of the Company’s Series B Convertible Preferred Stock for 261,974 shares of the Company’s Common Stock and (ii) all of the $2,978 in accrued and unpaid dividends thereon for 7,838 shares of the Company’s Common Stock.  The dollar amount involved in this transaction was $99,550.

•
The Company entered into a Payment and Exchange Agreement with Active Investors II Limited (“Active II”), whereby it exchanged (i) all of Active II’s 913 shares of the Company’s Series A Convertible Preferred Stock for 1,321,447 shares of the Company’s Common Stock and (ii) all of the $15,023 in accrued and unpaid dividends thereon for 39,535 shares of the Company’s Common Stock.  The dollar amount involved in this transaction was $517,173.

•
The Company entered into a Payment and Exchange Agreement with Active Investors III Limited (“Active III”), whereby it exchanged (i) all of Active III’s 913 shares of the Company’s Series A Convertible Preferred Stock for 1,321,447 shares of the Company’s Common Stock and (ii) all of the $15,023 in accrued and unpaid dividends thereon for 39,535 shares of the Company’s Common Stock.  The dollar amount involved in this transaction was $517,173.

The shares of Common Stock were valued at $0.38 per share, $0.01 above the closing bid price of the Company’s Common Stock on the Effective Date.  Each share of the Series D Convertible Preferred Stock is convertible into 1,000 shares of the Company’s Common Stock at a price per share of $0.40 per share, $0.03 above the closing bid price of the Company’s Common Stock on the Effective Date.

In addition, some of the Company’s executive officers were asked to participate in the Recapitalization on the same terms as the other holders of the Company’s securities. Although the amount involved in each of these transactions did not exceed $120,000, brief descriptions of the executive officer exchanges are set forth below:

•
Richard E. Gathright, Chief Executive Officer and President of the Company and its Chairman, exchanged 36 shares of Series A Preferred Stock for 52,105 shares of Common Stock and $592 in accrued but unpaid dividends for 1,559 shares of Common Stock.

•
Michael Shore, Chief Financial Officer, Senior Vice President and Treasurer, exchanged 36 shares of Series A Preferred Stock for 52,105 shares of Common Stock and $592 in accrued but unpaid dividends for 1,559 shares of Common Stock.

•
Paul C. Vinger, Senior Vice President - Corporate Planning and Fleet Operations, exchanged 36 shares of Series A Preferred Stock for 52,105 shares of Common Stock and $592 in accrued but unpaid dividends for 1,559 shares of Common Stock.

•
Gary G. Williams III, Senior Vice President - Commercial Operations, exchanged 18 shares of Series A Preferred Stock for 26,053 shares of Common Stock and $296 in accrued but unpaid dividends for 779 shares of Common Stock.

•
Robert W. Beard, Senior Vice President - Marketing & Sales and Investor Relations Officer exchanged 10 shares of Series A Preferred Stock for 14,474 shares of Common Stock and $165 in accrued but unpaid dividends for 433 shares of Common Stock.

•
Timothy E. Shaw, Senior Vice President – Information Services & Administration and Chief Information Officer, exchanged 10 shares of Series A Preferred Stock for 14,474 shares of Common Stock and $165 in accrued but unpaid dividends for 433 shares of Common Stock.

•
Laura Patricia Messenbaugh, Vice President - Finance & Accounting, Chief Accounting Officer and Principal Accounting Officer, exchanged 9 shares of Series A Preferred Stock for 13,026 shares of Common Stock and $148 in accrued but unpaid dividends for 390 shares of Common Stock.

Also, as part of the Recapitalization, C. Rodney O’Connor, a non-employee director of the Company, entered into a Payment and Exchange Agreement with the Company, whereby he exchanged (i) all of the $250,000 of the principal amount outstanding on his Unsecured Promissory Note for a cash payment of $125,000 and 312 shares of the Company’s Series D Preferred Stock, and (ii) all of the $10,167 in accrued and unpaid interest thereon for 26,754 shares of the Company’s Common Stock.  The dollar amount involved in this transaction was $260,167.

On September 10, 2009, the exercise price of all outstanding options previously granted to employees under the Company’s 2000 Stock Option Plan were amended to have an exercise price of $0.55 per share (the “Amendment”), which was $0.17 above the $0.38 closing bid price on the Nasdaq Capital Market on the trading day immediately preceding the Amendment.

The Amendment affected an aggregate of 1,474,200 shares of Common Stock underlying options previously granted to 32 employees, including executive officers. Although the amount involved in each of these transactions did not exceed $120,000, the Amendment affected the following executive officers: Richard E. Gathright, who held options to purchase 600,000 shares; Michael S. Shore, who held options to purchase  125,000 shares; Paul C. Vinger, who held options to purchase 116,000 shares; L. Patricia Messenbaugh, who held options to purchase 55,000 shares, Robert W. Beard, who held options to purchase 85,000 shares; Timothy E. Shaw, who held options to purchase 85,000 shares; and Gary G. Williams, who held options to purchase 85,000 shares.

The Company believes that the foregoing transactions were entered into in good faith and on fair and reasonable terms that are no less favorable to the Company than those that would be available for comparable transactions in arm’s length dealings with unrelated third parties.

The Company has a stated policy against any conflict of interest transaction in its Code of Business Conduct, which was most recently revised by the Board of Directors in March 2007.  The Code of Business Conduct specifically prohibits officers, directors and employees from employment by, or investment in, any current or prospective customer, supplier or competitor of the Company.  The Code of Business Conduct also prohibits acceptance of commissions, compensation or excessive gifts or entertainment from persons or firms with which the Company does or may do business, as well as any exploitation of a corporate opportunity for personal profit.  Exceptions to the prohibitions on conflict of interest transactions may be made on a case-by-case basis to avoid undue hardship, such as investments made before employment or other pre-existing relationships.

The Audit Committee Charter includes a requirement for Audit Committee approval of any transaction involving the Company and a related party in which the parties’ relationship could enable the negotiation of terms on other than an independent, arm’s length basis.  For these purposes, a “related party transaction” includes any transaction that is required to be disclosed pursuant to Item 404 of SEC Regulation S-K.  In making any determination concerning whether to approve a related party transaction, the Audit Committee is guided by the Company’s Code of Business Conduct.  The Audit Committee Charter specifically provides that the Committee shall review with management actions taken to ensure compliance with the Code of Conduct.  The Charter also requires the Committee to review any conduct of executive officers or directors that is alleged to be in violation or potential violation of the Code and, in appropriate instances, grant a waiver or exception for specific individuals.  The Committee has the authority to cause the Company to take remedial, disciplinary or other measures against executive officers and directors who violate the Code of Conduct and to cause the prompt public disclosure of any waiver of or change to the Code as it relates to executive officers or directors.

Copies of the Code of Business Conduct and the Audit Committee Charter are available on the Company’s website at http://www.mobilefueling.com.  To access these corporate governance materials, click on “Investors” and then click on “Corporate Governance.”

Report of the Audit Committee

Management is responsible for our internal controls and the financial reporting process.  Our independent auditors, Grant Thornton LLP, are responsible for performing the independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report thereon.

In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee met with management and reviewed and discussed the audited financial statements prepared by the Company and audited by Grant Thornton LLP;

2.
The Audit Committee discussed with Grant Thornton LLP the matters required by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

3.
The Audit Committee received from, and discussed with, Grant Thornton LLP the written disclosures and the letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and has discussed with Grant Thornton LLP its independence from the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended June 30, 2009, be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Steven R. Goldberg
Nat Moore
Larry S. Mulkey

Report of the Compensation Committee

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors of SMF Energy Corporation that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Form 10-K as filed with the Securities and Exchange Commission.

COMPENSATION COMMITTEE

Nat Moore
Larry S. Mulkey
Robert S. Picow

Compensation Committee Interlocks and Insider Participation

Messrs. Moore, Mulkey and Picow served as members of the Compensation Committee during the last fiscal year.  No member of the Compensation Committee during fiscal 2009 was an officer, former officer or employee of the Company or had any financial relationship with the Company other than the compensation they received for serving as independent directors of the Company.  The Company is not aware of any interlocks or insider trading participation required to be disclosed under applicable rules of the Securities and Exchange Commission.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock and Preferred Stock by: (i) persons known to the Company to beneficially own more than 5% of its Common Stock and Preferred Stock, (ii) each of the Company’s directors, (iii) the Company’s principal executive officer and its two other most highly compensated executive officers and (iv) all directors and executive officers of the Company as a group.  Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.  Voting power is the power to vote or direct the voting of securities, and investment power is the power to dispose of or direct the disposition of securities.

	Common Stock Beneficially Owned(2)			Series D Convertible Preferred Stock Beneficially Owned(3)		Common Stock and Series D Convertible Preferred Stock (“Voting Shares”)(4)
Name and Address(1)	Shares		%	Shares	%	Shares		%
Directors and Named Executive Officers
Richard E. Gathright, Chairman of the Board, Chief Executive Officer and President	151,688	(5)	1.77	―	―	19,821		*
Michael S. Shore, Chief Financial Officer, Senior Vice President and Treasurer	39,266	(6)	*	―	―	13,266		*
Paul C. Vinger, Senior Vice President, Corporate Planning and Fleet Operations	44,244	(7)	*	―	―	20,244		*
Wendell R. Beard, Director	12,145	(8)	*	―	―	889		*
Steven R. Goldberg, Director	9,034	(9)	*	―	―	―		―
Nat Moore, Director	8,595	(10)	*	―	―	―		―
Larry S. Mulkey, Director	10,562	(11)	*	―	―	―		―
C. Rodney O’Connor, Director	331,895	(12)	3.88	312	52.09	251,617	(13)	2.94
Robert S. Picow, Director	55,140	(14)	*	―	―	43,884		*
All directors and executive officers as a group (13 individuals)	743,754	(15)	8.69	312	52.09	368,684	(16)	4.31
Beneficial Owners of More Than 5%
Fundamental Management Corporation	847,066	(17)	9.90	―	―	847,066		9.90
Gabriel & Alma Elias JT WROS	―		―	125	20.87	69,898	(18)	*
Mark D. Wittman	―		―	125	20.87	30,777	(19)	*
Michael Bevilacqua	―		―	37	6.18	1,052	(20)	*

*	Less than one percent.
(1)	The address of each of the executive officers and directors identified is c/o SMF Energy Corporation, 200 West Cypress Creek Road, Suite 400, Fort Lauderdale, Florida 33309.
(2)
Based on 8,555,337 shares of Common Stock outstanding as of October 26, 2009.  Pursuant to the rules of the Securities and Exchange Commission (the “Commission”), certain shares of Common Stock which a person has the right to acquire within 60 days of October 26, 2009 pursuant to the exercise of stock options, warrants and conversion of convertible promissory notes and preferred stock, are deemed to be outstanding for the purpose of computing the percentage ownership of that person, but not the percentage ownership of any other person.

(3)	Based on 599 shares of Series D Convertible Preferred Stock outstanding as of October 26, 2009.
(4)	Based on 8,555,936 shares of Common Stock and Series D Convertible Preferred Stock outstanding as of October 26, 2009.
(5)
Includes 19,821 shares of Common Stock, 130,000 shares of Common Stock issuable upon the exercise of certain stock options, and 1,867 shares of Common Stock issuable upon the exercise of certain stock options held by Louise P. Lungaro, Mr. Gathright’s wife.  Also, Mr. Gathright has power of attorney over 112 shares that are held by Richard L. Colquette; however, these shares are not included in the “Common Stock Beneficially Owned” column as Mr. Gathright disclaims any beneficial ownership interest in these shares.

(6)	Includes 13,266 shares of Common Stock and 26,000 shares of Common Stock issuable upon the exercise of certain stock options.
(7)	Includes 20,244 shares of Common Stock and 24,000 shares of Common Stock issuable upon the exercise of certain stock options.
(8)	Includes 889 shares of Common Stock and 11,256 shares of Common Stock issuable upon the exercise of certain stock options.
(9)	Includes 9,034 shares of Common Stock issuable upon the exercise of certain stock options.
(10)	Includes 8,595 shares of Common Stock issuable upon the exercise of certain stock options.
(11)	Includes 10,562 shares of Common Stock issuable upon the exercise of certain stock options.
(12)
Includes 251,305 shares of Common Stock, 11,256 shares of Common Stock issuable upon the exercise of certain stock options and 69,334 shares of Common Stock issuable upon conversion of Series D Convertible Preferred Stock.

(13)	Includes 251,305 shares of Common Stock and 312 shares of Series D Convertible Preferred Stock.
(14)	Includes 43,884 shares of Common Stock and 11,256 shares of Common Stock issuable upon the exercise of certain stock options.
(15)
Includes 368,372 shares of Common Stock, 306,048 shares of Common Stock issuable upon the exercise of certain stock options and 69,334 shares of Common Stock issuable upon conversion of Series D Convertible Preferred Stock.

(16)	Includes 368,372 shares of Common Stock and 312 shares of Series D Convertible Preferred Stock.
(17)
The shares are held by Active Investors II, Ltd. (“Active II”) and Active Investors III, Ltd. (“Active III”), private funds managed by Fundamental Management Corporation (“Fundamental”).  The shares consists of (i) 423,048 shares of Common Stock owned by Active II and 424,018 shares of Common Stock owned by Active III.  Fundamental, it its capacity as the sole general partner of Active II and Active III, may be deemed to beneficially own the securities held by Active II and Active III.  Messrs. O’Connor and Picow are two of our directors and are also directors and shareholders of Fundamental.  Each of Messrs. O’Connor and Picow disclaim any beneficial ownership interest in these shares.  Robert C. Salisbury, the President of Fundamental, and Damarie Cano, the Vice President, Secretary and Treasurer of Fundamental, share voting and investment control over the shares.  The address for Fundamental is 8567 Coral Way, #138, Miami, FL 33155.

(18)	Includes 69,773 shares of Common Stock and 125 shares of Series D Convertible Preferred Stock. The address for Gabriel and Alma Elias is P.O. Box 340, 206 N. Bowman Ave., Merion Station, PA 19066.
(19)	Includes 30,652 shares of Common Stock and 125 shares of Series D Convertible Preferred Stock. The address for Mr. Wittman is 20 Beacon Hill Lane, Phoenixville, PA 19460.
(20)	Includes 1,015 shares of Common Stock and 37 shares of Series D Convertible Preferred Stock. The address for Mr. Bevilacqua is 127 E. Curtin St., Bellefonte, PA 16823.

Changes in Control

The Company knows of no arrangement or events, the occurrence of which may result in a change in control.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation paid to our named executive officers for the fiscal year ended June 30, 2009 is shown in the Summary Compensation Table that follows this discussion.  The Company’s executive compensation program is administered by the Compensation Committee of the Board of Directors, which is comprised of Messrs. Moore, Mulkey and Picow.  As of the date hereof, in the judgment of our Board of Directors, each member of the Compensation Committee is independent as required by the NASDAQ listing standards.  The following discussion and analysis by the Company, which has also been reviewed and approved by the Compensation Committee, analyzes the objectives and elements of our executive officer compensation policies and procedures for fiscal 2009.

Overall Program Objectives

The Company strives to attract, motivate, and retain high-quality executives by providing total compensation that is performance-based and competitive within the labor market in which the Company competes for executive talent.  The Company’s compensation program is intended to align the interests of management with the interests of stockholders by linking pay with performance, thereby incentivizing performance and furthering the ultimate objective of improving stockholder value.

The Company, through its Compensation Committee, seeks to achieve these objectives through three key compensation elements:

•	Base salary;

•	Grants of long-term, equity based compensation in the form of options and other equity incentives; and

•	Performance-based bonus.

In making compensation decisions with respect to each of these three elements of compensation, the Compensation Committee considers the competitive market for executives and the compensation levels provided by comparable companies in our industry.

The Compensation Committee does not attempt to set each compensation element for each executive within a specific range related to levels provided by industry peers.  Instead, the Compensation Committee uses market comparisons as one factor— albeit a significant factor— in making compensation decisions.  Other factors considered when making individual executive compensation decisions regarding each of the three key compensation elements include individual contribution and performance, reporting structure, internal pay relationships, complexity and importance of role and responsibility, leadership and growth potential.  The performance of the Company overall can also be an overriding factor in making executive compensation decisions.

Elements of Compensation

Set forth below is a discussion of each element of compensation, what each element is designed to reward, the reason the Company pays each element, and how that element fits into the Company’s overall compensation philosophy.

Base Salary.  The base salary for the named executive officers is intended to reflect job responsibilities, value to the Company and individual performance with respect to market competitiveness. These salaries are determined based on a variety of factors, including:

•	the nature and responsibility of the position and, to the extent available, salary norms for persons in comparable positions at comparable companies;

•	the expertise of the individual executive and his or her history with the Company; and

•	the competitiveness of the market for the executive’s services.

Base salary amounts are generally reviewed annually.  The Compensation Committee sets the base salary level of the Company’s Chief Executive Officer, and, based on input from the Chief Executive Officer, of the other executive officers. Under the Chief Executive Officer’s employment agreement, as amended and restated in 2008, Mr. Gathright has a minimum annual base salary of $323,000, which salary may be increased if the Compensation Committee determines an increase is warranted under the circumstances.  To date, the Compensation Committee has not elected to increase Mr. Gathright’s compensation above the minimum provided in his employment agreement and his compensation as not been increased since February 2005.

On September 22, 2008, the Compensation Committee determined that it was necessary and appropriate to increase the salary of Michael Shore and Paul Vinger, effective October 1, 2008.  By letter agreement dated February 7, 2002, the Company and Mr. Shore agreed to his employment as the Company’s Chief Financial Officer, Senior Vice President and Treasurer.  Effective October 1, 2008, Mr. Shore’s base salary was increased from $175,000 per annum to $210,000.  All other terms of Mr. Shore’s letter agreement remain the same.  The Company does not have a written agreement with Mr. Vinger with respect to his employment; however, they abide by an informal agreement whereby Mr. Vinger has agreed to his employment as the Company’s Senior V.P., Corporate Planning & Fleet Operations.  Effective October 1, 2008, Mr. Vinger’s base salary of $148,000 per annum was increased to $170,000.

None of the salaries of the other named executive officers were increased during fiscal 2009.  To date, none of the salaries of any of the other named executive officers have been increased on account of their performance during fiscal 2009 or otherwise.

Long-term Incentive Compensation—Stock Options.  The Company provides executive officers and other employees with long-term incentive compensation in the form of stock options and other equity incentives.  While it is the Company’s intent to provide awards on an annual basis, the decision to make any grants in a given year is typically performance based.  The objective is to align compensation for executive officers over a multi-year period directly with the interests of stockholders of the Company by motivating and rewarding the creation and preservation of long-term stockholder value.  The level of long-term incentive compensation is determined based on an evaluation of competitive factors in conjunction with total compensation provided to the executive officers and the goals of the compensation program.

Stock options produce value for executives only if our stock price increases over the exercise price, which is equal to the Fair Market Value (as determined under the Plan) of a share of stock on the grant date.  Also, through vesting and forfeiture provisions, stock options serve to encourage executive officers to remain with the Company.  Stock options grants are often made to executive officers and other employees in connection with new hires or promotions and, from time to time, as part of a broad series of grants to officers and key employees generally.  There is, however, no specific time of year at which regular grants to executive officers or other existing employees are made.  The most recent broad series of grants to employees, including executive officers, was made in October of 2007.  No options were granted to executive officers in 2009.  Automatic grants are also made each quarter to members of the Board of Directors as compensation for service as directors.

If the new 2009 Plan is approved by the stockholders, similar long-term equity compensation will be provided to executive officers and other employees of the Company.  For information on the types of equity compensation that is available under the 2009 Plan, see “Proposal 3 – Approval of the Company’s 2009 Equity Incentive Plan.”

Bonuses - Discretionary Cash Bonuses: The Company’s compensation program also provides for consideration of a discretionary cash bonus if the Committee believes that bonuses are justified under the circumstances.  In making its judgment as to whether to give a discretionary cash bonus to an individual executive officer, the Committee considers the Company’s financial performance and the individual’s performance, as assessed by the Committee, with input from the Chief Executive Officer and, occasionally, other named executive officers, except as to any individual’s own performance or compensation. The objective of the Company’s cash bonus program is to compensate individuals based on the achievement of specific goals and achievements.  Some of these goals or achievements may be specified prior to the period during which performance is evaluated but, generally speaking, there are no pre-established objective goals by which a cash bonus is to be measured.  In most cases, cash bonuses are based upon a subjective analysis of performance and achievements that, in the Committee’s view, correlate closely with the growth of long-term stockholder value.  Historically, the Committee has granted cash bonuses to executive officers only in rare circumstances based on extraordinary performance or achievements.  As the Company’s overall performance improves in the future, however, the Committee expects that the frequency and the amount of cash bonuses will increase commensurately.

In making a determination as to whether to grant discretionary cash bonuses to named executive officers other than the Chief Executive Officer, the preliminary determination as to bonuses is typically based upon the recommendation of the Chief Executive Officer combined with the Committee’s assessment of each officer’s performance and, if individual goals are set at the beginning of the year, the achievement of those performance goals.  The subjective assessments of the Committee and the Chief Executive Officer allow bonus decisions to take into account each named executive officer’s individual performance and unique contributions during the year.  The bonus can then be adjusted up or down depending on the level of achievement of the individual’s objective performance goals, if any.

As noted above, the Compensation Committee has not generally set individual performance goals for the Chief Executive Officer or other individual named executive officers at the beginning of the fiscal year for purposes of calculating entitlement to base salary increases, discretionary cash bonuses or incentive compensation such as stock options.  As the Company’s performance improves in the future, however, the Committee may elect to establish such individually tailored goals at the beginning of a fiscal year for purposes of measuring performance and determining compensation at year-end.  In establishing any such performance objectives, the Committee would seek to provide incentives that would reward exceptional performance of job responsibilities, leadership, innovation, collaboration, the successful completion of particular projects, and other activities critical to creating long-term value for stockholders.  The Compensation Committee does not utilize any objective overall Company performance goals for the year in determining whether to pay the Chief Executive Officer a cash bonus other than the bonus pool described below.

Mandatory Bonus Pool.  Under the Chief Executive Officer’s employment agreement, as amended and restated in 2008, 10% of the Company’s pretax profits must be set aside in a bonus pool.  That agreement provides that, in addition to and not as a replacement for any discretionary bonus payments and incentive compensation such as that described above, the Chief Executive Officer shall participate in an annual management incentive bonus pool equal to ten percent (10%) of the Company’s pre-tax earnings.  If the Company does not achieve positive pre-tax earnings for any fiscal year, no bonus pool is established for that year.  If there is a bonus pool, it is allocated among the Chief Executive Officer and such other officers of the Company as recommended by the Chief Executive Officer and approved by the Committee.  While the Committee, in its sole discretion, determines the allocation of funds among the eligible participants, the agreement requires that the entire bonus pool be allocated each year.  The agreement also requires the Company to pay any allocation made to the Chief Executive Officer within ninety days after the end of the fiscal year.

In light of the Company’s financial performance, no bonus pool has ever been created nor have any allocations from such a pool ever been made to Mr. Gathright or any other officer under the agreement.

The Compensation Committee intends to review the Company’s financial performance annually to determine whether it is appropriate to initiate the payment of regular annual bonuses to executive officers in addition to the mandatory bonus plan created by Mr. Gathright’s employment agreement. In addition, the Committee plans to review both the annual bonus program and the long-term incentive program on an annual basis to ensure that the key elements of each program continue to meet the objectives previously discussed.

Compliance with Section 162(m).  Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1 million paid for any fiscal year to the corporation’s Chief Executive Officer and three other most highly compensated executive officers as of the end of the fiscal year.  However, the statute exempts qualifying performance-based compensation from the $1 million deduction limit if certain requirements are met.  While the Company has never paid compensation to an executive officer in an amount that would trigger the statute, the Compensation Committee nevertheless seeks, to the extent practicable, to design the components of compensation so that these requirements are met and full deductibility under Section 162(m) is allowed.  The Compensation Committee believes, however, that stockholder interests are best served by not restricting the Committee’s discretion and flexibility in crafting compensation programs even though such programs may result in certain non-deductible compensation expenses.  Accordingly, the Compensation Committee may from time to time approve elements of compensation for certain officers that are not fully deductible under Section 162(m).

Perquisites and Other Personal Benefits.  The Company does not provide named executive officers with any significant perquisites or other personal benefits.

Retirement Plans.  The Company does not provide any of its executive officers with pension benefits, deferred compensation or other similar plans other than a tax qualified 401(k) defined contribution plan in which an executive officer may be able to participate on the same terms as those generally offered to other employees.  However, executive officers have been prohibited from participating in the 401(k) defined contribution plan due to plan qualification rules that affect highly compensated employees.

Health and Insurance Benefits.  The Company provides no health or insurance benefits to executive officers other than those generally offered to salaried employees.  The executive officers are eligible to participate in Company-sponsored benefit programs on the same terms and conditions as those generally made available to salaried employees.  Basic health benefits, life insurance, disability benefits and similar programs are provided to ensure that all employees have access to healthcare and income protection for themselves and their family members.

Process for Determining Executive Officer Compensation

In setting the amounts of each component of an executive officer’s compensation and considering their overall compensation package, the Committee considers the following factors:

Benchmarking.  For executive officers, the Committee may consider the level of compensation paid to individuals in comparable executive positions of other similar companies of comparable size, such as small to midsize trucking, fueling and lubricants distribution companies.  The Compensation Committee believes that these companies are the most appropriate for comparison because they are representative of the types of companies with which we compete to recruit and retain executive talent.  In some cases, the Compensation Committee may review data on salary, annual cash incentive bonuses and equity compensation, as well as total compensation, from such other companies.  In most cases, however, considering the Company’s limited resources and the rare situations in which salary increases or cash bonuses are considered, the information considered by the Committee has been limited to comparable salary information paid by a small group of competitors or comparable local businesses.

Internal Equity.  The Compensation Committee considers the salary level for each executive officer and each position in overall management in order to reflect not only their relative value to the Company but also the market demand for the particular skills of the executive officer.  In many cases, because of the burdens placed on public companies after the Sarbanes-Oxley Act of 2002, the market demand for executives with particular skills, such as information systems management and accounting, may be a greater consideration than their relative value to the Company’s business.

Individual Performance.  The Compensation Committee considers the individual responsibilities and performance of each named executive officer.  For the executive officers other than the Chief Executive Officer, the Compensation Committee’s evaluation is partially based on the Chief Executive Officer’s assessment of that individual’s performance.  In the case of the Chief Executive Officer, the Compensation Committee alone judges his job performance.

Fiscal Year Ended June 30, 2009 Decisions.  The Compensation Committee did not establish any objective performance goals for the Company’s individual executive officers for fiscal 2009 against which their entitlement to increased base salaries, discretionary cash bonuses or other incentive compensation, such as stock options, could be measured quantitatively at the end of fiscal 2009.

The Compensation Committee has determined not to establish any objective performance criteria for the executive officers for fiscal 2010 other than the mandatory bonus pool established by the Chief Executive Officer’s employment agreement.

Decisions Subsequent to Fiscal Year Ended June 30, 2009.  On September 10, 2009, the Compensation Committee amended the exercise price of all outstanding stock options previously granted to employees under the Company’s 2000 Stock Option Plan to have an exercise price of $0.55 per share (the “Amendment”). The new exercise price of $0.55 set by the Amendment was $0.17 above the $0.38 closing bid price on the Nasdaq Capital Market on the trading day immediately preceding the date of the Amendment. The Amendment did not change the vesting schedules or any of the other terms of the respective stock options and did not increase the exercise price of 10,000 options priced below $0.55.

The Committee adopted the Amendment, which did not require stockholder approval under the 2000 Stock Option Plan, because substantially all of the outstanding stock options were exercisable at prices that were much higher than prevailing market prices, so that they were ineffective as an incentive for employee performance. The Committee also believed that the downturn in the recent trading prices of the Company’s stock was inconsistent with the recent improvements in the Company’s financial and operational performance but were instead the direct result of the negative global economic situation. Accordingly, the Committee felt it was important to lower the exercise price of outstanding stock options in order to provide a greater incentive, and potentially a meaningful benefit, to the Company’s key employees.

In total, the Amendment affected an aggregate of 1,474,200 shares of Common Stock underlying options previously granted to 32 employees, including the named executive officers identified herein.

Summary Compensation

The following table provides information concerning total compensation earned or paid to the Chief Executive Officer and the two other most highly compensated executive officers of the Company for services rendered to the Company for the fiscal years ended June 30, 2009 and 2008. These three executive officers are referred to as the “named executive officers” in this proxy statement.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensa- tion ($) (2)	Total ($)
Richard E. Gathright, Chairman of the Board, CEO and President	2009 2008	323,000 323,000	-0- -0-	-0- -0-	-0- 23,497	-0- -0-	-0- -0-	12,000 12,000	335,000 358,497

Michael S. Shore, CFO, Senior V.P. and Treasurer	2009 2008	200,307 175,000	-0- -0-	-0- -0-	-0- 13,881	-0- -0-	-0- -0-	12,000 12,000	212,307 200,881

Paul C. Vinger, Senior V.P., Corporate Planning and Fleet Operations	2009 2008	163,907 148,000	-0- -0-	-0- -0-	-0- 13,881	-0- -0-	-0- -0-	12,000 12,000	175,907 173,881

(1)
The amounts in this column reflect the aggregate grant date fair value under SFAS 123(R) of awards made during the fiscal years ended June 30, 2009 and 2008.  The assumptions we use in calculating these amounts are discussed in Note 2 – Summary of Significant Accounting Policies on Stock-Based Compensation to the Consolidated Financial Statements included in the Company’s Form 10-K for the years ended June 30, 2009 and 2008.

(2)	The amounts in this column reflect the annual automobile allowance.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information with respect to outstanding stock options held by the named executive officers as of the fiscal year ending June 30, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
(pre reverse stock split)

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Richard E. Gathright, Chairman of the Board, CEO and President	500,000 25,000 30,000	0 0 45,000	0	1.50 1.45 1.28	12/21/2010 10/12/2014 10/8/2017	0	0	0	0
Michael S. Shore, CFO, Senior V.P. and Treasurer	60,000 25,000 16,000	0 0 24,000	0	1.07 1.45 1.28	2/12/2012 10/12/2014 10/8/2017	0	0	0	0
Paul C. Vinger, Senior V.P., Corporate Planning and Fleet Operations	1,000 50,000 25,000 16,000	0 0 0 24,000	0	1.50 1.50 1.45 1.28	12/28/2010 9/24/2011 10/12/2014 10/8/2017	0	0	0	0

Option Exercises and Stock Vested

During the fiscal year ended June 30, 2009, no amounts were received by the named executive officers upon exercise or vesting of stock options.

Potential Payments Upon Termination of Employment or Change in Control

The Company has no agreements with any of its named executive officers or with any other person that would require the Company to make any payments or provide any other consideration in the event of a transaction or other event resulting in a change in control of the Company.

Chief Executive Officer.  The Company entered into an employment agreement (the “Agreement”) with Richard E. Gathright, its Chief Executive Officer, on October 26, 2000, pursuant to which Mr. Gathright serves as Chief Executive Officer and President of the Company. That Agreement had a term of three years, commencing on October 26, 2000. On September 25, 2003, the Company and Mr. Gathright amended the terms of the Agreement extending it from three to four years and increasing his annual base salary to $323,000. On September 23, 2004, the Company and Mr. Gathright extended the term of the Agreement until October 31, 2005. In March 2005, the Agreement was amended and restated and further extended to February 28, 2006, and providing for automatic one year extensions thereafter unless either party gives notice of intent not to renew prior to such extension. On December 31, 2008, the Agreement was amended and restated in order to comply with regulations issued by the Internal Revenue Service under Section 409A of the Internal Revenue Code.  All substantive terms and conditions of the Agreement remained the same.  As amended and restated, the Agreement provides for a minimum annual base salary of $323,000, participation, with other members of management, in a bonus program whereby up to 10% of the Company’s pretax profits will be set aside for bonus payments, and the grant of 500,000 options to purchase shares of the Company’s Common Stock at a price of $1.50 per share.  As previously discussed, on September 10, 2009, these options were amended to have an exercise price of $0.55 per share.  By its terms, Mr. Gathright’s employment agreement is automatically renewed on an annual basis.

However, the Company may terminate Mr. Gathright’s employment agreement at any time and for any reason.  If the Agreement is terminated by the Company without cause, Mr. Gathright shall be due a severance payment equal to the greater of all base salary payable through the remaining term of the Agreement or eighteen months base salary.  At the end of fiscal 2009, the greater amount would be the eighteen months salary, or $484,500.  The agreement provides that the severance payment, which may be paid in a lump sum or ratably over the term on which the payment was calculated, as the Company elects, is subject to the limitations on severance payments imposed by the American Jobs Creation Act of 1986 and Section 409A of the Internal Revenue Code.  Those limits would generally require that the $484,500 cannot be paid to Mr. Gathright until six months after the termination of his employment.  The agreement provides, however, that if Mr. Gathright’s severance payments are so deferred, however, he will not be bound by the post-employment restrictions on non-competitive employment during the period of time that no payments are made, provided, however, that the Company has the option of electing, at the time of termination, to pay Mr. Gathright an amount equal to his salary for such six month period, or $161,500, in exchange for his being immediately bound by the non-competition covenant.  Because the Agreement provides that such an election by the Company also causes the maximum severance benefit payable to Mr. Gathright to be reduced to twelve months base salary rather than eighteen months base salary, the maximum amount of cash payments that would be made to Mr. Gathright after a termination for cause would remain at $484,500.  If the agreement is terminated for cause, Mr. Gathright will not be entitled to the severance payments specified in the Agreement.  Termination of the agreement on account of Mr. Gathright’s death or disability is treated as a termination without cause so the severance payment would be $484,500 in either event.

Mr. Gathright’s agreement also provides that he is entitled to receive certain severance benefits upon a termination without cause for the same period of time for which he is entitled to severance payments, though severance benefits may not be paid in a lump sum like severance payments.  In particular, Mr. Gathright would be entitled to receive, at the Company’s expense, health insurance, an automobile allowance and all other employee benefits for a period of eighteen months after a termination without cause.  If it is assumed that the Company’s cost for the health insurance averages $1,500 per month over the eighteen month period, that Mr. Gathright’s automobile allowance remains at the current level of $1,000 per month specified in the agreement, that his reimbursement for continuing education expenses are $1,000 per year and that his entitlement to other miscellaneous employee benefits does not exceed $2,500 per year, then the value of the severance benefits to Mr. Gathright for the eighteen month period would be $51,250.

These estimate of the value of Mr. Gathright’s severance payments and severance benefits upon a termination without cause are “forward looking statements” which may prove to be inaccurate because they are based upon assumptions that may not prove to be correct.  While the Company believes that all of those assumptions are reasonable and does not believe that it has not made any other assumptions other than those expressly stated above, stockholders and others should not rely on the accuracy of any forward looking statements in making a decision with respect to the purchase or sale of the Company’s securities or how to vote their shares of the Company’s stock.

Michael S. Shore.  By letter agreement dated February 7, 2002, the Company and Mr. Shore agreed to his employment as the Company’s Chief Financial Officer and Senior Vice President at an initial base salary of $125,000 per annum.  The letter agreement also provides that the Company will give Mr. Shore six months notice prior to terminating his employment without cause and that Mr. Shore will give a corresponding six month notice to the Company prior to any resignation.  Effective October 1, 2008, Mr. Shore’s base salary was increased to $210,000.  The Company therefore estimates its liability for terminating Mr. Shore’s employment at the end of fiscal 2009 would have been approximately $115,250, comprised of $105,000 for six months salary, $6,000 in auto allowance, $3,000 in employer health insurance contributions (based on an average of $500 per month over a 6 month period) and $1,250 in miscellaneous employee benefits (based on a $2,500 annual estimate of such benefits). Mr. Shore’s entitlement to such payments and compensation would, however, require him to continue to provide services as a full time employee for the six month period unless the Company declines to accept those services.

Paul C. Vinger.  Mr. Vinger has not entered into any written agreement with the Company regarding the termination of his employment by the Company except that Mr. Vinger and the Company intend to abide by an informal agreement with respect to notice of termination substantially identical to the agreement between Mr. Shore and the Company.  Accordingly, the Company estimates its liability for terminating Mr. Vinger’s employment at the end of fiscal 2009 would have been approximately $95,250, comprised of $85,000 for six months salary, $6,000 in auto allowance, $3,000 in employer health insurance contributions (based on an average of $500 per month over a 6 month period) and $1,250 in miscellaneous employee benefits (based on a $2,500 annual estimate of such benefits). Like Mr. Shore, Mr. Vinger’s entitlement to such payments and compensation would, however, require him to continue to provide services as a full time employee for the six month period unless the Company declines to accept those services.

NON-EMPLOYEE DIRECTOR COMPENSATION

The Company compensates each non-employee director with a director’s fee of $2,000 per quarter.  In addition, the Company’s directors are reimbursed for any out-of-pocket expense incurred by them for attendance at meetings of the Board of Directors or committees thereof.  Because Mr. Goldberg serves as Chairman of the Audit Committee, he receives an additional fee of $4,000 per quarter.  Because Mr. Moore serves as Chairman of the Compensation and Nominating and Corporate Governance Committees, he receives additional fees of $2,500 and $1,500 per quarter, respectively, for serving as Chairman of these committees.

Each non-employee who served as a member of the Company’s Board of Directors as of May 10, 2001, the effective date of the Directors Plan, and each non-employee who is elected or otherwise appointed as one of the Company’s directors thereafter, received a fully vested option to purchase 20,000 shares of stock at an exercise price which was equal to the Fair Market Value (as determined under the Plan) of a share of stock on the Grant Date.  In addition, on the last day of each fiscal quarter while the Directors Plan is in effect, each non-employee director receives an additional grant of an option to purchase 1,500 shares at an exercise price which is equal to the Fair Market Value (as determined under the Plan) of a share of stock on the Grant Date.  Prior to March 31, 2007, the grant was 725 shares.  Further, in accordance with the Directors Plan, additional options may be granted to non-employee directors from time to time on a discretionary basis.

The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Company’s non-employee Directors during the fiscal year ended June 30, 2009 (pre reverse stock split).

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($) (2)		Total ($)
Wendell R. Beard	24,000	(3)	0	1,491.60	0	0	284.05		25,775.65
Steven R. Goldberg	24,000	(4)	0	1,491.60	0	0	0		25,491.60
Nat Moore	24,000	(5)	0	1,491.60	0	0	0		25,491.60
Larry S. Mulkey	8,000		0	1,491.60	0	0	209.52		9,701.12
C. Rodney O’Connor	8,000		0	1,491.60	0	0	2,064.00	(6)	11,555.60
Robert S. Picow	8,000		0	1,491.60	0	0	0		9,491.60

(1)
The amounts in this column reflect the aggregate grant date fair value under SFAS 123(R) of awards made during the fiscal year ended June 30, 2009.  The assumptions we use in calculating these amounts are discussed in Note 2 – Summary of Significant Accounting Policies on Stock-Based Compensation to the Consolidated Financial Statements included in the Company’s Form 10-K for the years ended June 30, 2009 and 2008.

The aggregate number of outstanding option awards for each director as of June 30, 2009, was as follows:  Mr. Beard – 50,650 options; Mr. Goldberg – 40,650 options; Mr. Moore – 38,675 options; Mr. Mulkey – 47,525 options; Mr. O’Connor – 50,650 options; and Mr. Picow – 50,650 options.

(2)	This column represents reimbursable out-of-pocket expenses incurred in connection with activities as a Director.
(3)	Includes a $4,000 payment per quarter for management consultation and oversight duties.
(4)	Includes a $4,000 payment per quarter for duties as the Chairman of the Audit Committee.

(5)	Includes a $2,500 payment per quarter for duties as the Chairman of the Compensation Committee and a $1,500 payment per quarter as Chairman of the Nominating & Corporate Governance Committee.
(6)
This amount reflects reimbursable travel and related expenses incurred by Mr. O’Connor in connection with his activities as a Director, which was paid to Cameron Associates, Inc.  As discussed under “Certain Relationships and Related Transactions,” Mr. O’Connor is Chairman of Cameron Associates, Inc.

Securities Authorized for Issuance under Equity Compensation Plans

EQUITY COMPENSATION PLAN INFORMATION AT JUNE 30, 2009
(pre reverse stock split)

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1996 Employee Stock Option Plan – 19,500 2000 Employee Stock Option Plan – 1,281,600 2001 Directors Stock Option Plan – 376,650	$ 7.63 $1.59 $ 1.56	-0- 927,200 123,350
Equity compensation plans not approved by security holders	Not Applicable	Not Applicable	Not Applicable
Total	1,677,750	$ 1.65	1,050,550

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors does not intend to present at the annual meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

STOCKHOLDER PROPOSALS

Stockholders interested in presenting a proposal for consideration at our 2010 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 promulgated by the Securities and Exchange Act of 1934, as amended, and our Bylaws.  Stockholder proposals must be submitted, in writing, to the Corporate Secretary of the Company at 200 West Cypress Road, Suite 400, Fort Lauderdale, Florida 33309.  To be eligible for inclusion in our proxy statement and form of proxy relating to the 2010 annual meeting, our Corporate Secretary must receive stockholder proposals no later than September 6, 2010.  If the date of the 2010 annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of the December 4, 2009 annual meeting, any such proposals must be submitted no earlier than the 120th day prior to the 2010 annual meeting and no later than the close of business on the later of the 90th day prior to the 2010 annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.  You can obtain a copy of the Company’s Bylaws by writing to the Corporate Secretary at the address stated above.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

By Order of the Board of Directors

LOUISE P. LUNGARO
Secretary

Ft. Lauderdale, Florida
October 28, 2009

APPENDIX A

SMF ENERGY CORPORATION.
2009 EQUITY INCENTIVE PLAN

Section 1.  Purpose of the Plan; Definitions.  The purpose of the SMF Energy Corporation 2009 Equity Incentive Plan (the “Plan”) is to further the growth in earnings and market appreciation of SMF Energy Corporation (the “Company”) by providing long-term incentives to those officers, employees and other natural persons providing services to the Company and its Affiliates (as hereinafter defined) who make substantial contributions to the Company, and to members of the Board of Directors of the Company who are not also employees of the Company (the “Non-Employee Directors”).  The Company intends that the long-term incentives provided by the Plan will facilitate securing, retaining and motivating officers, employees, consultants and Non-Employee Directors of the Company.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)           “Act” means the Securities Exchange Act of 1934, as amended.

(b)           “Affiliate” means (i) the Company’s wholly and majority owned subsidiaries, including, but not limited to, H & W Petroleum Company, Inc., (ii) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (iii) any entity in which the Company has a significant equity interest, as determined by the Committee.

(c)           “Award” means any Stock Option, Stock Appreciation Right, Restricted Stock, Performance Unit, supplemental cash payment or other award granted under the Plan.

(d)           “Award Agreement” means any written agreement, contract or similar instrument evidencing an Award granted under the Plan.

(e)           “Board” means the Board of Directors of the Company.

(f)           “Cause” means, unless otherwise determined by the Committee and reflected in the applicable Award Agreement or Notice of Grant, the Committee’s determination that any one or more of the following has occurred: (i) the willful and continued failure by a Participant to substantially perform his or her duties (other than any such failure resulting from the Participant’s Disability, death or Retirement), after a written demand for substantial performance is delivered by the Committee to the Participant that specifically identifies the manner in which the Committee believes that the Participant has not substantially performed his or her duties, and the Participant has failed to remedy the situation within thirty (30) calendar days of receiving such notice or (ii) a Participant’s conviction for committing an act of fraud, embezzlement, theft or another act constituting a felony or a crime involving moral turpitude or (iii) substantial dependence or addiction to any drug illegally taken or to alcohol that is in either event materially and demonstrably injurious to the Company or (iv) the engaging by a Participant in gross misconduct materially and demonstrably injurious to the Company.  No act or failure to act on a Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.  Cause shall be determined by the Committee in its sole discretion pursuant to the exercise of good faith and reasonable judgment.

(g)           “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

(h)           “Commission” means the Securities and Exchange Commission.

(i)           “Committee” means the Committee appointed in accordance with Section 2(a) of the Plan.

(j)           “Common Stock” means the common stock, par value $0.01 per share, of the Company.

(k)           “Disability” means total and permanent disability as determined under the Company’s long-term disability plan, irrespective of whether the Participant is covered by that plan.

(l)           “Disinterested Person” means an individual who qualifies as both a “non-employee director” (as defined in Rule 16b-3 under the Act, or any successor definition adopted by the Commission) and an “outside director” (as defined in Section 162(m) of the Code and the regulations promulgated thereunder, or any successor definition thereto).

(m)           “Early Retirement” means retirement from active employment with the Company or its Affiliates prior to the date that the Participant reaches the age established by the Company generally for retirement of Company employees which retirement is treated as a retirement by the Company, in its sole discretion.

(n)           “Eligible Person” means any Employee, director (including any Non-Employee Director) or person providing services, including consulting services, to the Company or any Affiliate whom the Committee determines, in its discretion, to be an Eligible Person, based on the Committee’s assessment that such person’s decisions, actions and/or counsel could significantly affect the performance of the Company and its Affiliates, provided, however, that all Eligible Persons who are not Employees or directors must be natural persons providing bona fide services to the Company that are not in connection with the offer or sale of securities in a capital raising transaction and that do not directly or indirectly promote or maintain a market for the Company’s securities, and provided further, that for purposes of granting Awards under the Plan, there shall be excluded from eligibility any person whose Common Stock is “service recipient stock” under Section 409A of the Code and who does not perform services for the Company.

(o)           “Employee” means any employee of the Company or its Affiliates, including officers of the Company or its Affiliates.  Non-Employee Directors shall not be considered Employees for purposes of the Plan.

(p)           “Fair Market Value” means, as of any given date, the closing price of the Common Stock (or if no transactions were reported on such date on the next preceding date on which transactions were reported) in the principal market in which the Common Stock is traded on such date or, if the Common Stock is not readily tradeable on an established securities market, the value as determined in good faith by the Committee by a reasonable application of a reasonable valuation method in accordance with Treasury Regulations 1.409A-1(b)(5)(iv).

(q)           “Incentive Stock Option” means any Stock Option intended to be and designated by the Committee as an “incentive stock option” within the meaning of Section 422 of the Code.

(r)           “Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(s)           “Normal Retirement” means retirement from active employment with the Company or its Affiliates on or after the date on which the Participant reaches the age of 65.

(t)           “Notice of Grant” means a written document informing a Participant of an Award granted to the Participant under the Plan.

(u)           “Participant” means an Eligible Person granted an Award under the Plan.

(v)           “Performance Units” means an Award granted to a Participant pursuant to Section 9 hereof contingent upon achieving certain performance targets.

(w)           “Person” means any individual, Company, partnership, association or trust.

(x)           “Restricted Stock” means an Award of shares of Common Stock granted to a Participant pursuant to and subject to the restrictions set forth in Section 10 hereof.

(y)           “Retirement” means Early Retirement and Normal Retirement.

(z)           “Stock Appreciation Right” means a right granted under Section 8 hereof, which entitles the holder to receive cash or Common Stock in an amount equal to the excess of (i) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise over (ii) a specified price.

(aa)           “Stock Option” means any option to purchase shares of Common Stock granted pursuant to Section 7 hereof.

(bb)           “Ten Percent Stockholder” means a Person who owns (after taking into account the attribution rules of Section 424(d) of the Code or any successor provision of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

Section 2.  Administration.

(a)           The Plan shall be administered by the Committee.  The Committee shall be appointed by the Board and shall consist of three or more members of the Board who are Disinterested Persons.  The Committee shall have full and final authority in its discretion (i) to interpret the provisions of the Plan (and any Award Agreement or Notice of Grant and any other agreement or instrument relating to the Plan) and to decide all questions of fact arising in its application, (ii) to designate Participants, (iii) to determine the Participants to whom Awards shall be made under the Plan, (iv) to determine the type of Award to be made and the amount, size, terms and conditions of each such Award, (v) to determine and establish additional terms and conditions not inconsistent with the Plan for any Award Agreement or Notice of Grant entered into with Participants in connection with the Plan, (vi) to determine the time when Awards will be granted and when rights may be exercised, which may be after termination of employment, (vii) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable and (viii) to make all other determinations necessary or advisable for the administration of the Plan.

(b)           A majority of the Committee shall constitute a quorum, and the action of a majority of members of the Committee present at any meeting at which a quorum is present shall be the act of the Committee.  The Committee may also act by unanimous written consent.  Any decision made, or action taken, by the Committee arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive; provided, however, that any such decision made or action taken by the Committee may be reviewed by the Board, in which event the determination of the Board shall be final and conclusive.  This provision shall not be construed to grant to any Person any right to review by the Board of any decision made or action taken by the Committee.

(c)           Neither the Committee nor any member thereof shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Committee shall be entitled to indemnification and advancement of expenses by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by the Company’s Articles of Incorporation and Bylaws and as may be otherwise required by law and under any directors’ and officers’ liability insurance that may be in effect from time to time, or as a majority of the Board then in office may determine from time to time, as evidenced by a written resolution thereof.  In addition, no member of the Committee and no Employee shall be liable for any act, or failure to act hereunder, by any other member or other Employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or for any act or failure to act by such member or Employee, in all events except in circumstances involving such member’s or Employee’s bad faith, gross negligence, intentional fraud or violation of a statute.

(d)           In addition to the Board’s delegation of authority to administer the Plan generally to the Committee, the Board also delegates to the Chief Executive Officer, so long as he or she is a member of the Board, the authority to allocate Awards among individual Participants in those instances where the Committee has granted Awards, in the aggregate, to a group or class of Participants and has authorized the Chief Executive Officer to make such allocations so long as (i) the Participants are not officers or directors of the Company and (ii) such delegation is not limited by applicable Delaware corporate law, compliance with SEC Rule 16b-3, Section 162(m) of the Code, or other similar requirements.

Section 3.  Eligibility; Participants.  Any Eligible Person may be designated a Participant by the Committee.  Incentive Stock Options may only be granted to full or part-time Employees (which term as used herein includes, without limitation, officers and directors who are also Employees).  Incentive Stock Options may not be granted to an Employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 4.  Awards under the Plan.  Awards under the Plan may be in the form of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Performance Units, Restricted Stock, supplemental cash payments and such other forms as the Committee in its discretion deems appropriate, including any combination of the above.  No fractional shares shall be issued under the Plan.

Section 5.  Shares Subject to Plan.

(a)           The total number of shares of Common Stock reserved and available for distribution under the Plan shall be One Million Three Hundred Thousand (1,300,000).  The maximum number of shares that may be issued pursuant to the exercise of Incentive Stock Options is also One Million Three Hundred Thousand (1,300,000).  Such shares may consist of, in whole or in part, authorized and unissued shares or shares previously issued that have been repurchased by the Company.  Except as otherwise provided herein, any shares subject to a Stock Option or right that for any reason expires or terminates unexercised as to such shares and any shares of Restricted Stock which are forfeited by a Participant or otherwise reacquired by the Company shall again be available for award under the Plan.

(b)           The maximum number of shares of Common Stock subject to Awards that may be granted under the Plan to any one participant in any one calendar year is Five Hundred Thousand (500,000).

(c)           In the event of any change in the outstanding number of shares of Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or event, the Committee shall adjust the number of shares of Common Stock that may be issued under the Plan generally, the number of shares that may be issued upon the exercise of Incentive Stock Options, and the maximum number of shares subject to Awards that may be granted to one participant in a calendar year in a manner that is consistent with the requirements of Section 422 and Section 162(m) of the Code, as applicable.  In such an event, the Committee shall also provide for an equitable adjustment of any shares issuable pursuant to Awards already outstanding under the Plan.

Section 6.  Effective Date.  The Plan has been adopted by the Board subject to the approval of the stockholders of the Company.  If the Plan is approved by the stockholders of the Company, the effective date of the Plan will be the date it is approved by the stockholders.  No Awards will be granted under the Plan before the date of such stockholder approval.

Section 7.  Stock Options.  Stock Options may be granted either alone or in addition to other Awards granted under the Plan.  Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve, and the provisions of Stock Options need not be the same with respect to each Participant.  Stock Options may be evidenced by an Award Agreement or by a Notice of Grant in a form that is not inconsistent with the Plan and that the Committee may from time to time approve.  Such Award Agreement or Notice of Grant shall specify, among other things, the type of Stock Option granted, the option price, the duration of the Stock Option, the number of shares of Common Stock to which the Stock Option pertains and the schedule on which such Stock Option becomes exercisable.

Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options.

The Committee shall have the authority to grant Incentive Stock Options, Nonqualified Stock Options or both types of Stock Options to any Employee and to grant to any Eligible Person Nonqualified Stock Options (in each case with or without Stock Appreciation Rights).  To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Nonqualified Stock Option.

Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code.  Notwithstanding the foregoing, in the event a Participant voluntarily disqualifies a Stock Option as an Incentive Stock Option within the meaning of Section 422 of the Code, the Committee may, but shall not be obligated to, make such additional grants, awards or bonuses as the Committee shall deem appropriate, to reflect the tax savings to the Company which result from such disqualification.

Stock Options granted under the Plan shall be subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable, which additional terms and conditions shall be reflected in the applicable Award Agreement or Notice of Grant:

(a)           Option Price.  The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall not be less than the Fair Market Value of the Common Stock on the date of the grant of the Stock Option; provided, however, if the Stock Option is an Incentive Stock Option granted to a Ten Percent Stockholder, the option price for each share of Common Stock subject to such Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date such Incentive Stock Option is granted.  If and to the extent that a Stock Option by its terms purports to be granted at a price lower than that permitted by the Plan, such Stock Option shall be deemed for all purposes to have been granted at the lowest price that would in fact have been permitted by the Plan at the time of grant.

(b)           Option Term.  The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten (10) years after the date such Incentive Stock Option is granted; provided, however, that if a Stock Option is an Incentive Stock Option granted to a Ten Percent Stockholder, such Incentive Stock Option shall not be exercisable more than five (5) years after the date such Incentive Stock Option is granted.

(c)           Exercisability and Vesting.  Subject to Section 7(g) hereof with respect to Incentive Stock Options, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee.  If any Stock Option is exercisable only in installments, the Committee, in its discretion, may waive such installment exercise provisions at any time, in whole or in part, based on performance and/or such other factors as the Committee may determine in its sole discretion.  If and to the extent that any Stock Option has become exercisable, it shall be deemed to be vested and fully exercisable until such time as it expires in accordance with its terms or terminates pursuant to any provision of the Plan.

(d)           Method of Exercise.  Stock Options may be exercised in whole or in part at any time after vesting and before expiration or termination (the “Option Period”) by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price, in cash, by check payable to the Company or such other instrument as may be acceptable to the Committee.  As determined by the Committee, in its sole discretion, at or after the time of grant, payment in full or in part may also be made in the form of unrestricted Common Stock owned by the Participant (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised, as determined by the Committee) or such other form of payment as may be deemed acceptable by the Committee.  No shares of Common Stock resulting from the exercise of a Stock Option shall be issued until full payment therefor has been made.

(e)           Voluntary Termination and Termination by the Company for Cause.  Unless otherwise determined by the Committee and reflected in the applicable Award Agreement or Notice of Grant, an employment contract or other applicable agreement between the Participant and the Company or an Affiliate, a Participant granted a Stock Option who voluntarily terminates employment, other than by reason of Retirement, or whose employment is terminated involuntarily for Cause, will forfeit all rights under such Stock Option at the time of such termination.

(f)           Termination for Any Reason Other Than Cause and Voluntary Termination.  The rights of any Participant granted a Stock Option, whose employment is terminated for any reason other than as set forth in subsection (e) above, shall be exercisable for a period of ninety (90) days after such termination unless the Committee determines, in its discretion, to shorten or, in the case of Nonqualified Stock Options, extend such period, as reflected in the applicable Award Agreement or Notice of Grant or another agreement between the Participant and the Company or an Affiliate, provided, however, that no such extension will be made if it would result in deferred compensation subject to Code Section 409A.

(g)           Requirements for Incentive Stock Options.  The aggregate Fair Market Value (determined at the time of grant) of the Common Stock for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan (and/or any other stock option plans of the Company or any Affiliate) shall not exceed One Hundred Thousand Dollars ($100,000).  Incentive Stock Options may not be transferred, other than by will or the laws of descent and distribution, and are exercisable, during the Participant’s lifetime, only by the Participant.

Section 8.  Stock Appreciation Rights.  Each Stock Appreciation Right shall be evidenced by an Award Agreement or Notice of Grant in such form that is not inconsistent with the Plan and that the Committee may from time to time approve.  Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable, which additional terms and conditions shall be reflected in the applicable Award Agreement or Notice of Grant:

(a)           Award.  A Stock Appreciation Right shall entitle the Participant to receive upon exercise the excess of (i) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise over (ii) a specified price which shall not be less than one hundred percent (100%) of the Fair Market Value of such specified number of shares of Common Stock at the time the Stock Appreciation Right was granted.  A Stock Appreciation Right may be granted in connection with all or any portion of a previously or contemporaneously granted Stock Option (including, in addition to Stock Options granted under the Plan, stock options granted under other plans of the Company), or not in connection with a Stock Option.

(b)           Term.  Stock Appreciation Rights shall be granted for a period of not more than ten (10) years, and shall be exercisable in whole or in part at such time or times and subject to such other terms and conditions as shall be prescribed by the Committee.

(c)           Payment.  Upon exercise of a Stock Appreciation Right, payment shall be made in the form of Common Stock (at the Fair Market Value on the date of exercise), in cash, or in a combination thereof, as the Committee may determine.

(d)           Effect on Shares.  The exercise of a Stock Appreciation Right shall be treated as the issuance of the specified number of shares of Common Stock underlying the Stock Appreciation Right for purposes of calculating the maximum number of shares that have been issued under the Plan.

(e)           Stock Appreciation Right Granted with Incentive Stock Option.  A Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the Fair Market Value of the Common Stock subject to the Incentive Stock Option exceeds the exercise price of such Stock Option.

(f)           Voluntary Termination and Termination by the Company for Cause.  Unless otherwise determined by the Committee and reflected in the applicable Award Agreement or Notice of Grant, an employment contract or other applicable agreement between the Participant and the Company or an Affiliate, a Participant granted a Stock Appreciation Right who voluntarily terminates employment other than by reason of Retirement, or whose employment is terminated involuntarily for Cause will forfeit all rights under such Stock Appreciation Right at the time of such termination.

(g)           Termination for Any Reason Other Than Cause and Voluntary Termination.  The rights of any Participant granted a Stock Appreciation Right, whose employment is terminated for any reason other than as set forth in subsection (f) above shall be exercisable for a period of ninety (90) days after such termination unless the Committee determines, in its discretion, to shorten or extend such period, as reflected in the applicable Award Agreement or Notice of Grant or another agreement between the Participant and the Company or an Affiliate.

Section 9.  Performance Units.  The Committee may grant Performance Units (which may be denominated in either shares of Common Stock or cash) under which payment may be made to the Participant upon the attainment of specific performance goals.  If the Performance Unit is denominated in shares of Common Stock, such shares may be either (i) transferred to the Participant on the date of the Award (in the form of Restricted Stock in accordance with Section 10 below), subject to forfeiture if the goal is not attained or (ii) transferable to the Participant only upon attainment of the relevant performance goal.  If the Performance Unit is denominated in cash, it may be paid upon attainment of the relevant performance goal either in cash or in shares of Common Stock (based on the then current fair market value of such Common Stock), as determined by the Committee, in its sole discretion.  Each Performance Unit shall be evidenced by an Award Agreement or Notice of Grant in such form that is not inconsistent with the Plan and that the Committee may from time to time approve.  Performance Units granted under the Plan shall be subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable, which additional terms and conditions shall be reflected in the applicable Award Agreement or Notice of Grant:

(a)           Performance Period.  The performance period for a Performance Unit shall be established by the Committee and shall be not more than ten (10) years.

(b)           Valuation of Units.  A value for each Performance Unit shall be established by the Committee, together with principal, minimum and any interim performance targets to be achieved with respect to the Performance Unit during the performance period.  The Participant shall be entitled to receive one hundred percent (100%) of the value of the Performance Unit if the principal target is achieved during the performance period, but shall be entitled to receive no value for such Performance Unit if the minimum target is not achieved during the performance period.  The Participant shall be entitled to receive one or more stated portions of the value of the Performance Unit for specified interim performance targets during the performance period that meets or exceeds the minimum target but fails to meet the principal target.

(c)           Performance Goals.  The Committee may establish performance goals based on any business criteria deemed appropriate by the Committee including but not limited to: (i) net earnings; (ii) earnings per share; (iii) net income (before or after taxes); (iv) net operating profit; (v) return measures (including return on assets, capital, equity or sales; (vi) cash flow (including operating cash flow and free cash flow); (vii) earnings before or after taxes, interest, depreciation and/or amortization; (viii) gross margins per gallon or other unit; (ix) operating margin; (x) share price (including growth measures and total stockholder return); (xi) expense targets; (xii) working capital targets; (xiii) planning accuracy (as measured by comparing planned results to actual results); (xiv) key operational measures (including delivery performance, quality measurements, employee metrics and market share expansion); and (xv) ratios, such as earnings to shareholders’ equity, earnings to total capital, capital to assets, or operating expenses to total revenue.  Such performance goals may be measured against Company-wide performance or against divisions, subsidiaries, departments or specific operating areas of the Company, as the Committee determines in its sole discretion.

These performance goals may be designed to measure corporate performance under any standards as may be determined by the Committee, including the absolute performance of the Company or its Affiliates relative to prior periods or the performance of the Company or its Affiliates relative to other companies that the Committee determines, in its sole discretion, irrespective of whether such other companies are in the same or a similar industry as the Company.  Multiple performance goals may be established and may have the same or different weighting.

(d)           Adjustments.  At any time prior to payment of the Performance Units, the Committee may adjust previously established performance goals and other terms and conditions to reflect major unforeseen events such as changes in laws, regulations or accounting policies or procedures, mergers, acquisitions or divestitures or extraordinary, unusual or nonrecurring items or events, subject to the limitations of Section 162(m) of the Code and the regulations promulgated thereunder with respect to those Performance Units which are structured to qualify for an exception to the limitations on deductibility imposed by Section 162(m) of the Code and the regulations promulgated thereunder (as discussed below).  So long as applicable tax and securities laws permit, the Committee may utilize Performance Goals not listed in Section 9(c) without obtaining stockholder approval.

(e)           Payments of Performance Units.  Following the conclusion of each performance period, the Committee shall determine the extent to which performance goals have been attained for such period as well as whether the other terms and conditions established by the Committee have been met.  With respect to Performance Units denominated in cash, the Committee shall determine what, if any, payment is due with respect to the Performance Units and whether such payment shall be made in cash, in Common Stock, or partially in cash and partially in Common Stock.  Any payments made in Common Stock shall be calculated based on the Fair Market Value of the Common Stock on the date of payment.  Payments shall be made as promptly as practicable following the end of the performance period, but no later than the date which is two and one-half (2-1/2) months following the end of the performance period.  With respect to Performance Units denominated in shares of Common Stock, the Committee shall determine the extent to which either (i) shares previously transferred to the Participant on the date of the Award (in the form of Restricted Stock in accordance with Section 10 below) shall be forfeited, if the relevant performance goal is not attained or (ii) shares shall be transferred to the Participant, if the relevant performance goal is attained.

(f)           Voluntary Termination and Termination by the Company for Cause.  Unless otherwise determined by the Committee and reflected in the applicable Award Agreement or Notice of Grant, an employment contract or other applicable agreement between the Participant and the Company or an Affiliate, a Participant granted a Performance Unit who voluntarily terminates employment, other than by reason of Retirement, or whose employment is terminated involuntarily for Cause will forfeit all rights under such Performance Unit at the time of such termination.

(g)           Termination for Any Reason Other Than Cause and Voluntary Termination.  The rights of any Participant granted a Performance Unit, whose employment is terminated for any reason other than as set forth in subsection (f) above, which termination constitutes a “separation from service” within the meaning of Treasury Regulations §1.409A-1(h), shall be exercisable for a period of seventy-five (75) days after such termination, provided that the performance goal is met during that period, unless the Committee determines, in its discretion, to shorten or extend such period, as reflected in the applicable Award Agreement or Notice of Grant or another agreement between the Participant and the Company or an Affiliate.

(h)           Section 162(m) Provisions.  The Committee shall determine whether to award any Performance Units in a manner intended to result in “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder (a “Qualifying Performance Unit”).  The maximum amount payable under a Performance Unit will depend on the value of the Performance Unit; provided, however, the maximum amount payable with respect to Qualifying Performance Units awarded to any single Participant in any given performance period shall be One Million Dollars ($1,000,000) notwithstanding the terms of such Performance Unit. Performance goals for Qualifying Performance Units shall be substantially uncertain to be met when established and shall be established in writing by the Committee no later than the earlier of (i) 90 days the commencement of the performance period to which the goals relate; or (ii) the date on which 25% of the performance period has elapsed. Notwithstanding any other provision of the Plan, the receipt of compensation by a Participant pursuant to a Qualifying Performance Unit shall be solely contingent upon the performance goals being met.

Section 10.  Restricted Stock Awards.

(a)           Administration.  Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan.  The Committee shall determine the Eligible Persons to whom and the time or times at which grants of Restricted Stock will be made, the number of shares to be awarded, the price, if any, to be paid for such shares by the recipient of Restricted Stock (subject to Section 10(b) hereof), the period of time during which the transfer of such shares is restricted and all other terms and conditions of such Awards, which terms and conditions shall not be inconsistent with the terms and conditions of the Plan.  The Committee may also condition the grant of Restricted Stock, and the terms and conditions applicable to such Restricted Stock, upon the attainment of specified performance goals (which grants may be structured as Performance Units or Qualifying Performance Units in accordance with Section 9 hereof), or such other criteria as the Committee may determine, in its sole discretion.  The provisions of Restricted Stock Awards need not be the same with respect to each Participant.

(b)           Awards and Certificates.  Each Award of shares of Restricted Stock shall be evidenced by an Award Agreement or Notice of Grant (a “Restricted Stock Award Agreement or Notice of Grant”) in a form that is not inconsistent with the Plan and that the Committee may from time to time approve.

(i)           Awards of Restricted Stock must be accepted within a period of ninety (90) days (or such shorter period as the Committee may specify) after the award date by executing a Restricted Stock Award Agreement or Notice of Grant and paying whatever price for such shares, if any, is required.

(ii)           A stock certificate representing shares of Restricted Stock shall be issued in the name of each Participant who is awarded Restricted Stock.  Such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the SMF Energy Corporation 2009 Equity Incentive Plan and a Restricted Stock Award Agreement or Notice of Grant entered into between the registered owner and the Company.  Copies of such Plan and Award Agreement or Notice of Grant are on file in the offices of the Company, 200 West Cypress Creek Road, Suite 400, Ft. Lauderdale, Florida 33309.”

(iii)           The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(c)           Restrictions and Conditions.  The shares of Restricted Stock awarded pursuant to this Section 10 shall be subject to the following restrictions and conditions:

(i)           Subject to the provisions of this Plan and the Restricted Stock Award Agreement or Notice of Grant, from the date of grant through such period as may be set by the Committee (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan.  The Restriction Period may include the performance period with respect to Performance Units denominated in shares of stock.  Within these limits, the Committee may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on performance and/or such other factors as the Committee may determine, in its sole discretion; provided, however, that with respect to Restricted Stock transferred to Participants pursuant to Qualifying Performance Units prior to the expiration of the relevant performance period in accordance with Section 9 above, except as provided in Sections 13 and 14, any adjustments to such awards are subject to the limitations of Section 9(d).

(ii)           Except as provided in subsection (c)(i) of this Section 10, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote and to receive any dividends.  Dividends paid in stock of the Company or stock received in connection with a stock split with respect to Restricted Stock shall be subject to the same restrictions as on such Restricted Stock.  Certificates for shares of unrestricted Common Stock shall be delivered to the Participant after, and only after, the period of forfeiture shall expire without forfeiture in respect of such shares of Restricted Stock.

(iii)           Subject to the provisions of the Restricted Stock Award Agreement or Notice of Grant or other applicable agreement, and this Section 10, upon termination of employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the Participant; provided, however, that the Participant shall be entitled to retain any shares of Restricted Stock which have been fully paid for by the Participant.

(iv)           The Committee may, in its sole discretion, waive in whole or in part any or all restrictions with respect to such Participant’s shares of Restricted Stock.

Section 11.  Supplemental Cash Payments.  Subject to the Committee’s discretion, the Award Agreement or Notice of Grant may provide for the payment by the Company of a supplemental cash payment after the exercise of a Stock Option or Stock Appreciation Right, at the time of payment of a Performance Unit or at the end of the restriction period of a Restricted Stock Award.  Supplemental cash payments shall be subject to such terms and conditions as shall be provided by the Committee, provided that in no event shall the amount of each payment exceed:

(a)           In the case of a Stock Option, the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the option price multiplied by the number of shares for which such Stock Option is exercised, or

(b)           In the case of a Stock Appreciation Right, Performance Unit or Restricted Stock Award, the value of the shares and other consideration issued in payment of such Award.

Section 12.  Awards to Non-Employee Directors.  Awards to Non-Employee Directors shall be subject to the terms of an Award Agreement or Notice of Grant with such additional provisions as the Committee may determine that are not inconsistent with the Plan.

Section 13.  Recapitalization.  If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of Company by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of Company or other increase or decrease in such shares effected without receipt of consideration by Company occurring after the Effective Date, an appropriate and proportionate adjustment shall be made by the Committee to any restriction or authorization of a specific number of shares of Common Stock described under the Plan.  No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment under this Section 13 and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.  Any adjustments made under this Section 13 with respect to any Incentive Stock Options must be made in accordance with Code Section 424 and all adjustments shall be made in accordance with Treasury Regulations § 1.409-1(b)(5).

Section 14.  Sale, Merger or Change in Control.

(a) In the case of a proposed merger or consolidation in which the Company is not expected to be the surviving Company, or a sale of all or substantially all of the business or assets of the Company, or liquidation or dissolution of the Company, or in the event of a tender offer or any other change involving a threatened change in control of the Company which, in the opinion of the Committee, could deprive the holders of the benefits intended to be conferred by Awards hereunder, the Committee may, in anticipation of any such transaction or event, either at the time of grant or thereafter, make such adjustments in the terms and conditions of outstanding Awards, as the Committee in its sole discretion determines are equitably warranted under the circumstances including, without limitation, (i) acceleration of vesting or modification of other terms of exercise, or (ii) acceleration of the lapse of restrictions and/or performance objectives or other terms.

(b) If the Company or its stockholders enter into a binding agreement to dispose of all or substantially all of the assets or stock of the Company (whether by sale, merger or other reorganization, liquidation, or otherwise), any Award granted pursuant to the Plan shall become immediately and fully exercisable during the period from the date of the agreement to the date the agreement is consummated (or, if earlier, the date the Award terminates in accordance with the Plan), provided, however, that no Award shall be automatically accelerated pursuant to this sentence if the shareholders of the Company immediately before the contemplated transaction will own 50% or more of the total combined voting power of all classes of voting stock of the surviving entity (whether the Company or some other entity) immediately after the transaction, and provided further that, if the contemplated transaction terminates without being consummated, the Awards that were automatically accelerated pursuant to this sentence shall thereafter be treated as if that agreement had never been entered into and the Committee may, in its discretion, elect to rescind some or all of the exercises of Awards that were so accelerated between the time of the agreement to the date that the contemplated transaction was terminated.

(c) Irrespective of the applicability of the automatic acceleration provisions of subsection (b) hereof, the Committee retains the authority to grant greater acceleration rights to Participants holding unvested or partially vested Awards than would be provided by subsection (b), but the Committee may not proscribe, withdraw or limit the automatic acceleration rights provide by subsection (b) without the consent of the Participant.

Section 15.  Golden Parachute Limitations.  Notwithstanding anything else contained in this Plan, in no event shall an Award be accelerated to an extent or in a manner which would not be fully deductible by the Company or one of its Subsidiaries for federal income tax purposes because of Section 280G of the Code, nor shall any payment hereunder be accelerated to the extent any portion of such accelerated payment would not be deductible by the Company or one of its Affiliates because of Section 280G of the Code. If a Participant would be entitled to benefits or payments hereunder and under any other plan or program that would constitute “parachute payments” as defined in Section 280G of the Code, then the participant may by written notice to the Company designate the order in which such parachute payments will be reduced or modified so that the Company or one of its Affiliates is not denied federal income tax deductions for any “parachute payments” because of Section 280G of the Code.  Notwithstanding the foregoing, if a Participant is a party to an employment or other agreement with the Company or one of its Affiliates, or is a participant in a severance program sponsored by the Company or one of its Affiliates that contains express provisions regarding Section 280G and/or Section 4999 of the Code (or any similar successor provision), the Section 280G and/or Section 4999 provisions of such employment or other agreement or plan, as applicable, shall control as to any Awards held by that Participant (for example, and without limitation, a participant may be a party to an employment agreement with the Company or one of its Subsidiaries that provides for a “gross-up” as opposed to a “cut-back” in the event that the Section 280G thresholds are reached or exceeded in connection with a change in control and, in such event, the Section 280G and/or Section 4999 provisions of such employment agreement shall control as to any awards held by that Participant).

Section 16.  General Provisions.

(a)           Governmental or Other Regulations.  Each Award under the Plan shall be subject to the requirement that if, at any time, the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, (ii) the consent or approval of any government regulatory authority, or (iii) an agreement by the recipient of an Award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issue or purchase of shares of Common Stock thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.  A Participant shall agree, as a condition of receiving any Award under the Plan, to execute any documents, make any representations, agree to restrictions on stock transferability and take any actions that in the opinion of legal counsel to the Company, are required by any applicable law, ruling or regulation.

(b)           Rights of a Stockholder.  The recipient of any Award under the Plan, unless otherwise provided by the Plan, shall have no rights as a stockholder with respect thereto unless and until certificates for shares of Common Stock are issued to the recipient; provided that a Participant who exercises a Stock Option or a Stock Appreciation Right payable in shares of Common Stock shall be an owner of the shares of Common Stock subject to the Stock Option or Stock Appreciation Right, as applicable, on the date of such exercise, and shall have all the rights attendant thereto.

(c)           No Additional Rights.  Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.  Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue in the employment of the Company or its Affiliates, or affect any right which the Company or such Affiliates may have to terminate the employment of the Participant.

(d)           Withholding.  Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the recipient to remit to the Company, or provide indemnification satisfactory to the Company for, an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the issuance or delivery of any certificate or certificates for such shares.  Whenever payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state or local withholding tax requirements.  In the discretion of the Committee, the Company may allow a Participant to cause any such withholding obligation to be satisfied by electing to have the Company withhold shares otherwise available for delivery to the Participant; provided, however, that such shares shall have a Fair Market Value on the date the tax is to be determined in an amount equal to the minimum statutory total tax which could be imposed on the transaction.

(e)           Non-Assignability.  Unless otherwise determined by the Committee and reflected in the applicable Award Agreement or Notice of Grant, no Award under the Plan shall be assignable or transferable by a Participant except by will or by the laws of descent and distribution and all Awards shall be exercisable, during the Participant’s lifetime, only by the Participant or by the Participant’s legal guardian.  A transferee of an Award shall have only those rights that the Participant would have had had the Award not been transferred.  In addition, if the Committee allows an Award to be transferable or assignable, such Award shall be subject to such additional terms and conditions as the Committee deems appropriate.

(f)           Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant by the Company, nothing set forth herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.  In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

(g)           Non-Uniform Determination.  The Committee’s determinations under the Plan (including, without limitation, determinations of the Eligible Persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of Awards and the Award Agreement or Notice of Grant, and the establishment of values and performance targets) need not be uniform and may be made by it selectively among Eligible Persons who receive, or are eligible to receive, Awards under the Plan, whether or not such Eligible Persons are similarly situated.  Notwithstanding anything contained in the Plan, the Company may make loans to Participants in connection with Awards under the Plan or otherwise except that any such loan shall be secured by assets of the Participant in a commercially reasonable manner.

(h)           Amendment or Termination.  The Board may amend, modify, suspend or terminate the Plan at any time, including, without limitation, to bring the Plan and any grants into compliance with, or to mitigate the tax consequences of, Section 409A of the Code; provided, however, that without stockholder approval, the Board may not increase the maximum number of shares which may be issued under the Plan (except increases pursuant to Sections 5(c), 13 and 14 hereof), change the class of Persons eligible to receive Awards, extend the period specified in the Plan during which an Award may be exercised, extend the term of the Plan or change the minimum option price.  The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, including changes in the vesting schedule, exercise price or other terms of the Award but no such amendment shall impair the rights of any Participant or permitted transferee except with the consent of the Participant.  The termination or any modification, suspension or amendment of the Plan shall not adversely affect a Participant’s rights under an Award previously granted except with the consent of such Participant.

(i)           Use of Proceeds.  The proceeds received by the Company from the sale of Common Stock pursuant to the sale or exercise of Awards under the Plan shall be added to the Company’s general funds and may be used by the Company for general corporate purposes or any other lawful purpose.

(j)           Section 16.  It is intended that the Plan and any grants made to a Person subject to Section 16 of the Act meet all of the requirements of Rule 16b-3 thereunder.  If any provision of the Plan or any Award hereunder would disqualify the Plan or such Award, or would otherwise not comply with Rule 16b-3, such provision or Award shall be construed or deemed to be amended to conform to Rule 16b-3.

(k)           No Restriction on Right of Company to Effect Corporate Changes.  Nothing in the Plan shall affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(l)           Award Agreement or Notice of Grant.  If the Committee requires the execution by the Participant of an Award Agreement as a condition of an Award under the Plan, the prospective recipient of the Award shall not have any rights with respect to such Award, unless and until such recipient has executed the Award Agreement and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the then-applicable terms and conditions.  If the Committee does not require the Participant to execute an Award Agreement but instead elects to issue a Notice of Grant to the Participant, then the Participant shall have the rights prescribed in the Notice of Grant upon receipt of the Notice of Grant executed by an officer of the Company or a member of the Committee.

(m)           Construction of Plan.  The validity, interpretation, and administration of the Plan and of any rules, regulations, determinations, or decisions made thereunder, and the rights of any and all Persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Delaware.

(n)           Duration of the Plan.  The Plan shall remain in effect until all Awards under the Plan have been satisfied by the issuance of shares or the payment of cash, but no Award shall be granted more than ten (10) years after the effective date hereof.

(o)           Section 409A of the Code.  (i) The Plan does not intend to provide for any deferral of compensation subject to Section 409A of the Code, by means of complying with Section 1.409A-1(b)(4) and/or Section 1.409A-1(b)(5) of the final Treasury Regulations issued under Section 409A of the Code. The provisions of the Plan shall be interpreted in a manner that satisfies the requirements of Section 1.409A-1(b)(4) and/or Section 1.409A-1(b)(5) of the final Treasury Regulations issued under Section 409A of the Code and the Plan shall be operated accordingly.  If any provision of the Plan or any term or condition of any grant would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.  (ii) If at any time the Company’s tax advisors determine that the terms of any outstanding grant results in additional tax or interest to the Holder under Section 409A of the Code, the Board shall have the authority to enter into an amendment of such grant, consistent with this Plan, that is designed to avoid such additional tax or interest.  (iii) In the event that, following the application of the immediately preceding paragraph, any grant is subject to Section 409A of the Code, the provisions of Section 409A of the Code and the Treasury Regulations issued thereunder are incorporated herein by reference to the extent necessary for any grant that is subject to Section 409A of the Code to comply therewith.  In such an event, the provisions of the Plan shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code and the related regulations, and the Plan shall be operated accordingly.  If any provision of the Plan or any term or condition of any grant would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict. (iv) Notwithstanding any other provisions of the Plan, the Company does not guarantee to any Participant or any other person that any grant intended to be exempt from Section 409A of the Code shall be so exempt, nor that any grant intended to comply with Section 409A of the Code shall so comply, nor will the Company indemnify, defend or hold harmless any individual with respect to the tax consequences of any such failure.

(p)           Code Section 83(b) Election.  If in connection with any grant under the Plan, any participant makes an election permitted under Code Section 83(b), such participant must notify the Company in writing of such election within ten (10) days of filing such election with the Internal Revenue Service.

ANNUAL MEETING OF STOCKHOLDERS OF

SMF ENERGY CORPORATION

December 4, 2009

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20730303000000000000 3 120409

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. TO RATIFY OF THE APPOINTMENT OF GRANT THORNTON LLP AS SMF ENERGY CORPORATION'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR.	☐	☐	☐
3. TO APPROVE THE PROPOSED SMF ENERGY CORPORATION 2009 EQUITY INCENTIVE PLAN, WHICH AUTHORIZES THE ISSUANCE OF 1,300,000 SHARES OF COMMON STOCK.	☐	☐	☐
4 IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.	☐	☐	☐

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED WITHIN THE UNITED STATES.

Signature of Stockholder ____ Date: ____ Signature of Stockholder ____ Date: ____

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

SMF ENERGY CORPORATION

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

The undersigned hereby appoints Richard E. Gathright and Michael S. Shore, and each of them as proxies, each with full power of substitution and authorizes them to represent and to vote as designated on the reverse side of this form, all the shares of Common Stock and of SMF Energy Corporation held of record by the undersigned on October 26, 2009, at the Annual Meeting of Stockholders to be held on December 4, 2009, at 1:00 p.m. local time at the Company's Corporate Offices, 200 West Cypress Creek Rd., Suite 400, Fort Lauderdale, Florida, or any adjournment or postponement of such meeting. You may obtain directions to the meeting by contacting us at (954) 308-4175.

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED HEREIN.

(Continued and to be signed on the reverse side.)

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